July 31, 2011

Annual Repor t

Legg Mason

Western Asset

Core Bond Fund

INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

II	Legg Mason Western Asset Core Bond Fund

Fund objective

The Fund seeks to maximize total return consisting of capital appreciation and income.

Letter from the chairman

Dear Shareholder,

We are pleased to provide the annual report of Legg Mason Western Asset Core Bond Fund for the twelve-month reporting period ended July 31, 2011. Please read on for a detailed look at prevailing economic and market conditions during the Fund’s reporting period and to learn how those conditions have affected Fund performance.

As always, we remain committed to providing you with excellent service and a full spectrum of investment choices. We also remain committed to supplementing the support you receive from your financial advisor. One way we accomplish this is through our website, www.leggmason.com/individualinvestors. Here you can gain immediate access to market and investment information, including:

•	Fund prices and performance,

•	Market insights and commentaries from our portfolio managers, and

•	A host of educational resources.

We look forward to helping you meet your financial goals.

Sincerely,

R. Jay Gerken, CFA

Chairman, President and Chief Executive Officer

August 26, 2011

Legg Mason Western Asset Core Bond Fund	III

Investment commentary

Economic review

Although the U.S. economy continued to grow over the twelve months ended July 31, 2011, the pace of the expansion was disappointing, which resulted in a significant shift in investor sentiment. Looking back, beginning in the fourth quarter of 2010, fears regarding moderating economic growth were replaced with optimism for a strengthening economy in 2011. As the reporting period progressed, weakening economic data and concerns related to the raising of the U.S. debt ceiling triggered a flight to quality as investor risk aversion increased. However, overall, investors who took on additional risk in their portfolios during the reporting period were generally rewarded.

U.S. gross domestic product (“GDP”)i growth, as reported by the U.S. Department of Commerce, has been less robust than during most other periods exiting a severe recession. Revised GDP growth was 2.3% during the fourth quarter of 2010 and 3.0% for calendar 2010 as a whole. The Commerce Department then reported that first and second quarter 2011 GDP growth were 0.4% and 1.0%, respectively. This moderation in growth during the first half of the calendar year was due to a variety of factors, including less robust export activity and a deceleration in consumer spending given higher oil and food prices.

Turning to the job market, while there was some improvement in early 2011, unemployment again moved higher from April through June. After being 9.0% or higher since April 2009, the unemployment rate fell to 8.9% in February and 8.8% in March 2011. The job market then weakened, as unemployment rose to 9.0% in April, 9.1% in May and 9.2% in June. The news was slightly better in July, with the unemployment rate easing back to 9.1%. However, as of the end of the reporting period, nearly fourteen million Americans looking for work had yet to find a job, and roughly 44% of these individuals have been out of work for more than six months. In June 2011, the Federal Reserve Board (“Fed”)ii projected that unemployment would moderate, but that it would remain elevated and between 7.8% and 8.2% at the end of 2012.

The long-ailing housing market continued to falter during the reporting period. Looking back, sales increased in the spring of 2010 largely due to the government’s $8,000 tax credit for first-time home buyers. This proved to be only a temporary boost, as sales subsequently weakened after the tax credit expired at the end of April. Existing-home sales did rebound somewhat toward the end of 2010 and in January 2011, as mortgage rates remained relatively low. However, according to the National Association of Realtors (“NAR”), existing-home sales then declined a sharp 8.9% in February. After a 3.5% increase in March, existing-home sales fell 1.8% and 4.0% in April and May, respectively. After rising a modest 0.6% in June, sales then fell 3.5% in July. At the end of July, the inventory of unsold homes was a 9.4 month supply at the current sales level, versus a 9.2 month supply in June. Existing-home prices were also weak versus a year ago, with the NAR reporting that the median existing-home price for all housing types was $174,000 in July 2011, down 4.4% from July 2010.

Even the manufacturing sector, one of the stalwarts of the economy in recent years, softened toward the end of the reporting period. Based on the Institute for Supply Management’s PMIiii, the manufacturing sector grew twenty-four consecutive months since it began expanding in August 2009 (a reading below 50 indicates a contraction, whereas a reading above 50 indicates an expansion). In January 2011, the manufacturing sector expanded at its fastest pace since May 2004, with a reading of 60.8 versus 58.5 for the previous month.

IV	Legg Mason Western Asset Core Bond Fund

Investment commentary (cont’d)

Manufacturing activity remained strong during the next three months and was 60.4 in April. However, May’s reading of 53.5 was the lowest reading over the preceding twelve months. This was attributed, in part, to supply disruptions triggered by the March earthquake and tsunami in Japan. Manufacturing activity then moved modestly higher in June to 55.3, before falling to 50.9 in July — the worst reading in two years. In addition, only ten of the eighteen industries tracked by the Institute for Supply Management expanded in July.

Financial market overview

While stocks and lower-quality bonds generated positive results during the reporting period, there were several periods of heightened volatility and periodic sell-offs. These were triggered by a variety of factors, including concerns regarding the global economy, geopolitical unrest, the natural disasters in Japan and the ongoing European sovereign debt crisis. During those periods, investors tended to favor the relative safety of U.S. Treasury securities. However, in most cases these setbacks were only temporary and risk aversion was generally replaced with solid demand for riskier assets. One key exception was in July 2011, with concerns as to whether Congress would come to an agreement regarding the raising of the debt ceiling and fears of a U.S. sovereign debt downgrade gripping the markets. Market volatility and risk aversion further escalated in August, after the reporting period ended, following Standard & Poor’s decision to downgrade U.S. Treasuries from AAA to AA+.

The Fed took a number of actions as it sought to meet its dual mandate of fostering maximum employment and price stability. In November 2010, the Fed announced a second round of quantitative easing (often referred to as “QE2”) to help stimulate the economy, entailing the purchase of $600 billion of long-term U.S. Treasury securities by the end of the second quarter of 2011. Also, as has been the case since December 2008, the Fed kept the federal funds rateiv at a historically low range between 0 and 1/4 percent.

In June, the Fed announced that QE2 would end on schedule at the end of the month. However, given ongoing strains in the economy, it made no overtures toward reversing any of its accommodative policies, and the Fed said it would “maintain its existing policy of reinvesting principal payments from its securities holdings” rather than seeking to reduce the size of its balance sheet.

At its meeting on August 9th, after the end of the reporting period, the Fed acknowledged that the economy was weakening and said, “Information received since the Federal Open Market Committee met in June indicates that economic growth so far this year has been considerably slower than the Committee had expected. . . . The Committee currently anticipates that economic conditions — including low rates of resource utilization and a subdued outlook for inflation over the medium run — are likely to warrant exceptionally low levels for the federal funds rate at least through mid-2013. “

Fixed-income market review

The spread sectors (non-Treasuries) generated mixed results at the beginning of the reporting period due to fears that the economy might slip back into a recession. However, given expectations for additional quantitative easing, most spread sectors rallied in September and October, before weakening again in the middle of November as the European sovereign debt crisis took center stage. Most spread sectors then rallied through the end of April 2011. While the spread sectors generally posted positive results in May, they underperformed equal-durationv Treasuries. Risk aversion then increased in June and July given a host of disappointing economic

Legg Mason Western Asset Core Bond Fund	V

data, a further escalation of the European sovereign debt crisis and concerns of a rating downgrade on U.S. sovereign debt.

Both short- and long-term Treasury yields fluctuated but, overall, moved lower during the twelve months ended July 31, 2011. When the period began, two- and ten-year Treasury yields were 0.55% and 2.94%, respectively. Yields largely declined during much of the next three months, with two-year Treasuries hitting their low for the reporting period of 0.33% on November 4, 2010. Ten-year Treasuries reached their reporting period trough of 2.41% in early October. Yields then moved sharply higher given expectations for stronger growth in 2011 and the potential for rising inflation. Two- and ten-year Treasury yields peaked at 0.87% and 3.75%, respectively, in February 2011. Yields again declined during much of the remainder of the period due to disappointing economic data and several flights to quality. When the period ended on July 31, 2011, two-year Treasury yields were 0.36% and ten-year Treasury yields were 2.82%. For the twelve months ended July 31, 2011, the Barclays Capital U.S. Aggregate Indexvi returned 4.44%.

The U.S. high-yield bond market produced strong results during the reporting period. The asset class posted positive returns during each month except for November 2010 and June 2011, when risk aversion rose sharply. The high-yield market was supported by generally better-than-expected corporate profits and overall strong investor demand. All told, the Barclays Capital U.S. High Yield — 2% Issuer Cap Indexvii returned 12.89% for the twelve months ended July 31, 2011.

Despite periods of volatility, the emerging market debt asset class generated a strong return for the twelve-month reporting period. In general, emerging market debt was supported by higher commodity prices, robust growth in developing countries and solid demand. This more than offset periods of weakness triggered by concerns regarding interest rate hikes in China, geopolitical unrest and decelerating growth in many developed countries. Overall, the JPMorgan Emerging Markets Bond Index Global (“EMBI Global”)viii returned 9.41% over the twelve months ended July 31, 2011.

As always, thank you for your confidence in our stewardship of your assets.

Sincerely,

R. Jay Gerken, CFA

Chairman, President and

Chief Executive Officer

August 26, 2011

All investments are subject to risk including the possible loss of principal. Past performance is no guarantee of future results. All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

VI	Legg Mason Western Asset Core Bond Fund

Investment commentary (cont’d)

[i]	Gross domestic product (“GDP”) is the market value of all final goods and services produced within a country in a given period of time.

ii

The Federal Reserve Board (“Fed”) is responsible for the formulation of policies designed to promote economic growth, full employment, stable prices and a sustainable pattern of international trade and payments.

iii

The Institute for Supply Management’s PMI is based on a survey of purchasing executives who buy the raw materials for manufacturing at more than 350 companies. It offers an early reading on the health of the manufacturing sector.

iv

The federal funds rate is the rate charged by one depository institution on an overnight sale of immediately available funds (balances at the Federal Reserve) to another depository institution; the rate may vary from depository institution to depository institution and from day to day.

[v]

Duration is the measure of the price sensitivity of a fixed-income security to an interest rate change of 100 basis points. Calculation is based on the weighted average of the present values for all cash flows.

vi

The Barclays Capital U.S. Aggregate Index is a broad-based bond index comprised of government, corporate, mortgage- and asset-backed issues, rated investment grade or higher, and having at least one year to maturity.

vii

The Barclays Capital U.S. High Yield — 2% Issuer Cap Index is an index of the 2% Issuer Cap component of the Barclays Capital U.S. Corporate High Yield Index, which covers the U.S. dollar-denominated, non-investment grade, fixed-rate, taxable corporate bond market.

viii

The JPMorgan Emerging Markets Bond Index Global (“EMBI Global”) tracks total returns for U.S. dollar-denominated debt instruments issued by emerging market sovereign and quasi-sovereign entities: Brady bonds, loans, Eurobonds and local market instruments.

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	1

Fund overview

Q. What is the Fund’s investment strategy?

A. The Fund seeks to maximize total return consisting of capital appreciation and income. Under normal market conditions, the Fund invests at least 80% of its assets in debt and fixed-income securities of various maturities and related investments which may include U.S. government obligations; U.S. dollar-denominated sovereign debt; U.S. dollar-denominated U.S. and foreign corporate debt; securitized corporate loan participations; structured instruments; mortgage-backed and asset-backed securities; municipal securities; convertible securities; and preferred stock. In addition, the Fund may invest in warrants.

The Fund anticipates that all securities it purchases will be investment grade securities. The Fund may invest in securities of any maturity. The average effective durationi of the Fund is generally expected to range within 20% of the durationii of the domestic bond market as a whole, typically three to six years, depending on our expectation regarding interest rates.

Instead of investing directly in particular securities, the Fund may gain exposure to a security or issuer by investing through the use of instruments such as derivatives. The Fund may also engage in a variety of transactions using derivatives in order to change the investment characteristics of its portfolio (such as shortening or lengthening the duration) and for other purposes.

At Western Asset Management Company (“Western Asset”), the Fund’s subadviser, we utilize a fixed-income team approach, with decisions derived from interaction among various investment management sector specialists. The sector teams are comprised of Western Asset’s senior portfolio managers, research analysts and an in-house economist. Under this team approach, management of client fixed-income portfolios will reflect a consensus of interdisciplinary views within the Western Asset organization.

Q. What were the overall market conditions during the Fund’s reporting period?

A. While the fixed-income market experienced periods of volatility during the twelve months ended July 31, 2011, investors who assumed greater risk were rewarded, as the spread sectors (non-Treasuries) generally outperformed U.S. Treasuries. Even though growth moderated as the reporting period progressed, the economy continued to expand and corporate profits were often better-than-expected. Also supporting the spread sectors was overall solid demand from investors seeking incremental yields given the low rates available from short-term fixed-income securities.

While the spread sectors rallied during most of the reporting period, there were several occasions when investor risk aversion increased. These flights to quality were triggered by a number of events, including the sovereign debt crisis in Europe, concerns regarding the economy and inflation, geopolitical issues in the Middle East and Northern Africa and the tragedy in Japan. However, in most cases, risk aversion was fairly quickly replaced with a resumption of demand for riskier assets. One notable exception was toward the end of the period, as concerns regarding the raising of the U.S. debt ceiling and fears of a downgrade of U.S. sovereign debt caused investors to gravitate to the relative safety of U.S. Treasury securities. This continued into August 2011 (after the reporting period ended).

The yields on two- and ten-year Treasuries began the fiscal year at 0.55% and 2.94%, respectively. Treasury yields fluctuated during the twelve-month reporting period given the aforementioned flights to quality, as well as uncertainties regarding Federal Reserve Board (“Fed”)iii monetary policy. During the fiscal year, two-year Treasury yields moved as high as 0.87% and as low as 0.33%, while ten-year Treasury yields

2	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Fund overview (cont’d)

rose as high as 3.75% and fell as low as 2.41%. On July 31, 2011, yields on two- and ten-year Treasuries were 0.36% and 2.82%, respectively.

All told, the Barclays Capital U.S. Aggregate Indexiv (the “Index”) returned 4.44% for the twelve months ended July 31, 2011. Comparatively, riskier fixed-income securities, including high-yield bonds and emerging market debt, produced stronger results with the Barclays Capital U.S. High Yield — 2% Issuer Cap Indexv and the JPMorgan Emerging Markets Bond Index Global (“EMBI Global”)vi returning 12.89% and 9.41%, respectively.

Q. How did we respond to these changing market conditions?

A. A number of adjustments were made to the Fund’s portfolio during the reporting period. We reduced the Fund’s exposure to U.S. Treasuries given our belief that their yields were unsustainably low. Conversely, we increased the Fund’s allocation to agency mortgage-backed securities (“MBS”), moving from an underweight to more of a neutral position versus that of the Index. The Fund’s allocation to cash was also increased.

During the reporting period, we utilized U.S. Treasury and Eurodollar futures, interest rate swaps and options on Eurodollar futures to manage the portfolio’s duration and yield curvevii exposure. This strategy detracted from performance over the period. Various other swap instruments were used to manage the Fund’s exposure to non-agency MBS, commercial mortgage-backed securities (“CMBS”) and corporate bonds. In addition, total return swaps on Fannie Mae MBS were used to manage the Fund’s exposure to agency MBS. These swaps had a negligible effect on performance.

Performance review

For the twelve months ended July 31, 2011, Class A shares of Legg Mason Western Asset Core Bond Fund, excluding sales charges, returned 5.86%. The Fund’s unmanaged benchmark, the Barclays Capital U.S. Aggregate Index, returned 4.44% for the same period. The Lipper Intermediate Investment Grade Debt Funds Category Average1 returned 5.28% over the same time frame.

Performance Snapshot as of July 31, 2011 (unaudited)
(excluding sales charges)	6 months	12 months
Legg Mason Western Asset Core Bond Fund:
Class A	3.70%	5.86%
Class B2	3.40%	5.19%
Class C	3.59%	5.41%
Class R	3.49%	5.42%
Barclays Capital U.S. Aggregate Index	4.23%	4.44%
Lipper Intermediate Investment Grade Debt Funds Category Average[1]	3.95%	5.28%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value, investment returns and yields will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at www.leggmason.com/individualinvestors.

All share class returns assume the reinvestment of all distributions at net asset value and the deduction of all Fund expenses. Returns have not

[1]

Lipper, Inc., a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments. Returns are based on the period ended July 31, 2011, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 585 funds for the six-month period and among the 570 funds for the twelve-month period in the Fund’s Lipper category, and excluding sales charges.

[2]

Effective July 1, 2011, the Fund no longer offers Class B shares for purchase by new and existing investors. Individual investors who owned Class B shares on June 30, 2011 may continue to hold those shares but may not add to their Class B share positions except through dividend reinvestment. Class B shares are also available for incoming exchanges.

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	3

been adjusted to include sales charges that may apply or the deduction of taxes that a shareholder would pay on Fund distributions. If sales charges were reflected, the performance quoted would be lower. Performance figures for periods shorter than one year represent cumulative figures and are not annualized.

Fund performance figures reflect fee waivers and/or expense reimbursements, without which the performance would have been lower.

The 30-Day SEC Yields for the period ended July 31, 2011 for Class A, Class B, Class C and Class R shares were 1.82%, 1.23%, 1.54% and 1.50%, respectively. Absent fee waivers and/or expense reimbursements, the 30-Day SEC Yield for Class R shares would have been 1.07%. The 30-Day SEC Yield is subject to change and is based on the yield to maturity of the Fund’s investments over a 30-day period and not on the dividends paid by the Fund, which may differ.

Total Annual Operating Expenses (unaudited)

As of the Fund’s current prospectus dated November 30, 2010, the gross total annual operating expense ratios for Class A, Class B, Class C and Class R shares were 0.99%, 1.59%, 1.45% and 1.49%, respectively.

Actual expenses may be higher. For example, expenses may be higher than those shown if average net assets decrease. Net assets are more likely to decrease and Fund expense ratios are more likely to increase when markets are volatile.

As a result of an expense limitation arrangement, the ratio of expenses, other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets is not expected to exceed 1.40% for Class R shares. This expense limitation arrangement cannot be terminated prior to December 31, 2012 without the Board of Trustees’ consent.

The manager is permitted to recapture amounts previously waived or reimbursed to a class during the same fiscal year if the class’ total annual operating expenses have fallen to a level below the expense limitation in effect at the time the fees were earned or the expenses incurred.

Q. What were the leading contributors to performance?

A. The largest contributor to the Fund’s relative performance during the reporting period was our overweight exposure to non-agency MBS. The asset class performed well as prices improved and principal paydowns remained steady during the fiscal year.

An overweight to investment grade corporate bonds contributed to performance due to corporate profits that generally exceeded expectations and, for the most part, robust investor demand. Within this space, benefiting the Fund the most was its overweight exposure to the Financials sector. Among our investment grade corporate holdings, overweight positions in SLM Corp., Wachovia, Citigroup Inc., Anadarko Petroleum Corp. and Energy Future Holdings Corp. were the best performers.

The Fund’s positioning in the agency MBS sector was rewarded. We tactically adjusted the Fund’s exposure during the fiscal year and tended to have overweight exposures when the sector performed well and underweight or neutral exposures when the sector performed poorly. Also benefiting performance was our coupon and issuer selection within the agency MBS sector.

Elsewhere, our overweight to U.S. Treasury Inflation-Protected Securities (“TIPS”)viii was additive to performance, as TIPS outperformed the benchmark given rising inflation expectations during parts of the reporting period.

Q. What were the leading detractors from performance?

A. The largest detractor from the Fund’s relative performance during the reporting period was its yield curve positioning. Throughout the fiscal year, the Fund was positioned in anticipation of a flattening of the yield curve. This strategy negatively

4	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Fund overview (cont’d)

impacted results as the yield curve steepened during the reporting period.

Also modestly detracting from performance was the Fund’s underweight to CMBS. This positioning was a negative as the sector outperformed the benchmark due, in part, to generally strong demand from investors seeking to generate incremental yields.

Thank you for your investment in Legg Mason Western Asset Core Bond Fund. As always, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the Fund’s investment goals.

Sincerely,

Western Asset Management Company

August 16, 2011

RISKS: The Fund is subject to fluctuations in share price as interest rates rise and fall. As interest rates rise, bond prices fall, reducing the value of the Fund’s share price. Investments in foreign issuers may involve additional risks compared to investments in securities of U.S. issuers, including currency fluctuations and changes in political and economic conditions. Convertible securities are subject to both the stock market risk associated with equity securities and to the credit and interest rate risks associated with fixed-income securities. The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on Fund performance. Please see the Fund’s prospectus for a more complete discussion of these and other risks, and the Fund’s investment strategies.

Portfolio holdings and breakdowns are as of July 31, 2011 and are subject to change and may not be representative of the portfolio managers’ current or future investments. Please refer to pages 12 through 32 for a list and percentage breakdown of the Fund’s holdings.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. The Fund’s top five sector holdings (as a percentage of net assets) as of July 31, 2011 were: Mortgage-Backed Securities (31.0%), Corporate Bonds & Notes (29.2%), U.S. Government & Agency Obligations (16.6%), Collateralized Mortgage Obligations (14.6%) and Asset-Backed Securities (2.8%). The Fund’s portfolio composition is subject to change at any time.

All investments are subject to risk including the possible loss of principal. Past performance is no guarantee of future results. All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	5

[i]

Effective duration measures the expected sensitivity of market price to changes in interest rates, taking into account the effects of structural complexities. (For example, some bonds can be prepaid by the issuer.)

ii

Duration is the measure of the price sensitivity of a fixed-income security to an interest rate change of 100 basis points. Calculation is based on the weighted average of the present values for all cash flows.

iii

The Federal Reserve Board (“Fed”) is responsible for the formulation of policies designed to promote economic growth, full employment, stable prices and a sustainable pattern of international trade and payments.

iv

The Barclays Capital U.S. Aggregate Index is a broad-based bond index comprised of government, corporate, mortgage- and asset-backed issues, rated investment grade or higher, and having at least one year to maturity.

[v]

The Barclays Capital U.S. High Yield — 2% Issuer Cap Index is an index of the 2% Issuer Cap component of the Barclays Capital U.S. Corporate High Yield Index, which covers the U.S. dollar-denominated, non-investment grade, fixed-rate, taxable corporate bond market. The Caa Component is comprised of Caa-rated securities included in this Index.

vi

The JPMorgan Emerging Markets Bond Index Global (“EMBI Global”) tracks total returns for U.S. dollar-denominated debt instruments issued by emerging market sovereign and quasi-sovereign entities: Brady bonds, loans, Eurobonds and local market instruments.

vii	The yield curve is the graphical depiction of the relationship between the yield on bonds of the same credit quality but different maturities.

viii

U.S. Treasury Inflation-Protected Securities (“TIPS”) are inflation-indexed securities issued by the U.S. Treasury in five-year, ten-year and twenty-year maturities. The principal is adjusted to the Consumer Price Index, the commonly used measure of inflation. The coupon rate is constant, but generates a different amount of interest when multiplied by the inflation-adjusted principal.

6	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Fund at a glance† (unaudited)

Investment breakdown (%) as a percent of total investments

†	The bar graph above represents the composition of the Fund’s investments as of July 31, 2011 and July 31, 2010 and does not include derivatives such as written options, futures contracts and swap contracts. The Fund is actively managed. As a result, the composition of the Fund’s investments is subject to change at any time.

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	7

Fund expenses (unaudited)

Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end and back-end sales charges (loads) on purchase payments; and (2) ongoing costs, including management fees, service and/or distribution (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000 invested on February 1, 2011 and held for the six months ended July 31, 2011.

Actual expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

Hypothetical example for comparison purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Based on actual total return[1]						Based on hypothetical total return[1]
	Actual Total Return Without Sales Charges[2]	Beginning Account Value	Ending Account Value	Annualized Expense Ratio	Expenses Paid During the Period[3]		Hypothetical Annualized Total Return	Beginning Account Value	Ending Account Value	Annualized Expense Ratio	Expenses Paid During the Period[3]
Class A	3.70%	$1,000.00	$1,037.00	1.00%	$5.05	Class A	5.00%	$1,000.00	$1,019.84	1.00%	$5.01
Class B	3.40	1,000.00	1,034.00	1.60	8.07	Class B	5.00	1,000.00	1,016.86	1.60	8.00
Class C	3.59	1,000.00	1,035.90	1.40	7.07	Class C	5.00	1,000.00	1,017.85	1.40	7.00
Class R	3.49	1,000.00	1,034.90	1.40	7.06	Class R	5.00	1,000.00	1,017.85	1.40	7.00

[1]	For the six months ended July 31, 2011.

[2]

Assumes the reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charge with respect to Class A shares or the applicable contingent deferred sales charges (“CDSC”) with respect to Class B and C shares. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[3]

Expenses (net of compensating balance arrangements, fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year (181), then divided by 365.

8	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Fund performance (unaudited)

Average annual total returns
Without sales charges[1]	Class A	Class B‡	Class C‡	Class R
Twelve Months Ended 7/31/11	5.86%	5.19%	5.41%	5.42%
Five Years Ended 7/31/11	5.75	5.25	5.32	N/A
Ten Years Ended 7/31/11	5.80	5.34	5.33	N/A
Inception* through 7/31/11	5.70	5.37	5.22	4.43

With sales charges[2]	Class A	Class B‡	Class C‡	Class R
Twelve Months Ended 7/31/11	1.39%	0.69%	4.41%	5.42%
Five Years Ended 7/31/11	4.83	5.08	5.32	N/A
Ten Years Ended 7/31/11	5.34	5.34	5.33	N/A
Inception* through 7/31/11	5.35	5.37	5.22	4.43

Cumulative total returns
Without sales charges[1]
Class A (7/31/01 through 7/31/11)	75.74%
Class B (7/31/01 through 7/31/11)	68.25
Class C (7/31/01 through 7/31/11)	68.07
Class R (Inception date of 12/28/06 through 7/31/11)	22.01

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower.

[1]

Assumes the reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charge with respect to Class A shares or the applicable CDSC with respect to Class B and Class C shares.

[2]

Assumes the reinvestment of all distributions, including returns of capital, if any, at net asset value. In addition, Class A shares reflect the deduction of the maximum initial sales charge of 4.25%; Class B shares reflect the deduction of a 4.50% CDSC, which applies if shares are redeemed within one year from purchase payment. This CDSC declines by 0.50% the first year after purchase payment and thereafter by 1.00% per year until no CDSC is incurred. Class C shares also reflect the deduction of a 1.00% CDSC, which applies if shares are redeemed within one year from purchase payment.

*	Inception date for Class A, Class B and Class C shares is February 27, 1998, and the inception date for Class R shares is December 28, 2006.

‡	The total returns reflect a payment received due to settlement of a regulatory matter. Absent this payment, the total returns would have been lower.

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	9

Historical performance

Value of $10,000 invested in

Class A, B and C Shares of Legg Mason Western Asset Core Bond Fund vs. Barclays Capital U.S. Aggregate Index† — July 2001 - July 2011

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower.

†	Hypothetical illustration of $10,000 invested in Class A, B and C shares on July 31, 2001, assuming the deduction of the maximum initial sales charge of 4.25% at the time of investment for Class A shares and the reinvestment of all distributions, including returns of capital, if any, at net asset value through July 31, 2011. The hypothetical illustration also assumes a $10,000 investment in the Barclays Capital U.S. Aggregate Index. The Barclays Capital U.S. Aggregate Index is a broad-based bond index comprised of government, corporate, mortgage- and asset-backed issues, rated investment grade or higher, and having at least one year to maturity. The Index is unmanaged and is not subject to the same management and trading expenses as a mutual fund. Please note that an investor cannot invest directly in an index. The performance of the Fund’s other class may be greater or less than the Class A, B and C shares’ performance indicated on this chart depending on whether greater or lesser sales charges and fees were incurred by shareholders investing in the other class.

‡	The total returns reflect a payment received due to settlement of a regulatory matter. Absent this payment, the total returns would have been lower.

10	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Spread duration (unaudited)

Economic exposure — July 31, 2011

Spread duration measures the sensitivity to changes in spreads. The spread over Treasuries is the annual risk-premium demanded by investors to hold non-Treasury securities. Spread duration is quantified as the % change in price resulting from a 100 basis points change in spreads. For a security with positive spread duration, an increase in spreads would result in a price decline and a decline in spreads would result in a price increase. This chart highlights the market sector exposure of the Fund’s sectors relative to the selected benchmark sectors as of the end of the reporting period.

ABS	— Asset-Backed Securities
BAI	— Barclays Capital U.S. Aggregate Index
HY	— High Yield
IG Credit	— Investment Grade Credit
LMWA Core Bond	— Legg Mason Western Asset Core Bond Fund
MBS	— Mortgage-Backed Securities

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	11

Effective duration (unaudited)

Interest rate exposure — July 31, 2011

Effective duration measures the sensitivity to changes in relevant interest rates. Effective duration is quantified as the % change in price resulting from a 100 basis points change in interest rates. For a security with positive effective duration, an increase in interest rates would result in a price decline and a decline in interest rates would result in a price increase. This chart highlights the interest rate exposure of the Fund’s sectors relative to the selected benchmark sectors as of the end of the reporting period.

ABS	— Asset-Backed Securities
BAI	— Barclays Capital U.S. Aggregate Index
HY	— High Yield
IG Credit	— Investment Grade Credit
LMWA Core Bond	— Legg Mason Western Asset Core Bond Fund
MBS	— Mortgage-Backed Securities

12	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Schedule of investments

July 31, 2011

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Mortgage-Backed Securities — 31.0%
FHLMC — 2.9%
Federal Home Loan Mortgage Corp. (FHLMC)	5.000%	12/1/34	$70,375	$75,477
Federal Home Loan Mortgage Corp. (FHLMC)	2.737%	1/1/36	365,364	386,812	(a)
Federal Home Loan Mortgage Corp. (FHLMC)	5.988%	1/1/37	17,028	18,278	(a)
Federal Home Loan Mortgage Corp. (FHLMC)	5.801%	2/1/37	239,116	254,553	(a)
Federal Home Loan Mortgage Corp. (FHLMC)	5.875%	4/1/37	135,184	144,246	(a)
Federal Home Loan Mortgage Corp. (FHLMC)	5.556%	1/1/38	904,769	967,071	(a)
Federal Home Loan Mortgage Corp. (FHLMC)	3.500%	8/11/41-8/16/41	1,600,000	1,572,812	(b)
Federal Home Loan Mortgage Corp. (FHLMC)	4.000%	8/11/41	100,000	101,594	(b)
Federal Home Loan Mortgage Corp. (FHLMC), Gold	4.500%	4/1/19	97,861	104,849
Federal Home Loan Mortgage Corp. (FHLMC), Gold	5.000%	7/1/20-9/1/35	489,289	528,068
Federal Home Loan Mortgage Corp. (FHLMC), Gold	5.500%	11/1/35-4/1/38	3,814,892	4,148,487
Federal Home Loan Mortgage Corp. (FHLMC), Gold	5.500%	8/11/41	300,000	324,891	(b)
Total FHLMC				8,627,138
FNMA — 15.3%
Federal National Mortgage Association (FNMA)	5.000%	10/1/20	472,819	511,585
Federal National Mortgage Association (FNMA)	6.000%	8/1/21-6/1/37	2,114,985	2,341,930
Federal National Mortgage Association (FNMA)	5.500%	5/1/34-7/1/41	7,386,054	8,026,479
Federal National Mortgage Association (FNMA)	4.500%	9/1/35	38,221	40,191
Federal National Mortgage Association (FNMA)	6.500%	1/1/36-12/1/36	670,634	751,917
Federal National Mortgage Association (FNMA)	3.113%	9/1/36	691,758	732,670	(a)
Federal National Mortgage Association (FNMA)	2.790%	12/1/36	50,546	53,607	(a)
Federal National Mortgage Association (FNMA)	3.500%	8/11/41	500,000	489,063	(b)
Federal National Mortgage Association (FNMA)	4.500%	8/11/41-9/13/41	13,900,000	14,481,922	(b)
Federal National Mortgage Association (FNMA)	5.500%	8/11/41	850,000	921,188	(b)
Federal National Mortgage Association (FNMA)	6.000%	8/11/41-9/13/41	4,100,000	4,499,450	(b)
Federal National Mortgage Association (FNMA)	6.500%	8/11/41	2,400,000	2,665,126	(b)
Federal National Mortgage Association (FNMA)	5.000%	8/11/41-9/13/41	9,800,000	10,451,722	(b)
Total FNMA				45,966,850
GNMA — 12.8%
Government National Mortgage Association (GNMA)	6.000%	11/15/28-10/20/40	2,039,459	2,284,854
Government National Mortgage Association (GNMA)	6.500%	2/15/32-10/20/37	653,114	737,114
Government National Mortgage Association (GNMA)	5.000%	1/15/40-9/20/40	2,657,242	2,907,622

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	13

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
GNMA — continued
Government National Mortgage Association (GNMA)	4.500%	11/20/40-4/20/41	$6,415,696	$6,838,143
Government National Mortgage Association (GNMA)	4.000%	8/18/41	400,000	413,625	(b)
Government National Mortgage Association (GNMA)	4.500%	8/18/41	12,100,000	12,897,844	(b)
Government National Mortgage Association (GNMA)	5.000%	8/18/41	2,500,000	2,729,297	(b)
Government National Mortgage Association (GNMA)	5.500%	8/18/41	2,500,000	2,769,141	(b)
Government National Mortgage Association (GNMA)	6.000%	8/18/41	5,000,000	5,580,704	(b)
Government National Mortgage Association (GNMA) I	6.000%	3/15/33	146,634	164,762
Government National Mortgage Association (GNMA) I	5.500%	2/15/35	949,186	1,054,404
Total GNMA				38,377,510
Total Mortgage-Backed Securities (Cost — $91,306,290)				92,971,498
Asset-Backed Securities — 2.8%
ABFS Mortgage Loan Trust, 2003-2 A	0.687%	4/25/34	4,693	4,569	(a)(c)
ACE Securities Corp., 2006-SL3 A1	0.287%	6/25/36	196,300	44,074	(a)
AESOP Funding II LLC, 2010-3A A	4.640%	5/20/16	190,000	206,025	(c)
AESOP Funding II LLC, 2010-5A A	3.150%	3/20/17	110,000	112,673	(c)
Ameriquest Mortgage Securities Inc., 2004-R2 A1A	0.532%	4/25/34	280,068	230,385	(a)
Argent Securities Inc., 2006-W4 A2B	0.297%	5/25/36	146,291	46,000	(a)
Bayview Financial Acquisition Trust, 2004-C A1	0.817%	5/28/44	90,764	84,683	(a)
Bear Stearns Asset-Backed Securities Trust, 2004-SD3 A3	0.757%	9/25/34	183,346	163,346	(a)
Bear Stearns Asset-Backed Securities Trust, 2005-SD2 2A1	0.517%	12/25/44	320,203	278,740	(a)
Brazos Higher Education Authority Inc., 2010-1 A2	1.457%	2/25/35	300,000	286,454	(a)
Countrywide Asset-Backed Certificates, 2006-SD4 A1	0.527%	9/25/35	965,610	427,070	(a)(c)
Credit-Based Asset Servicing and Securitization LLC, 1999-3 A	6.624%	2/3/29	31,142	21,123	(a)(c)
Education Funding Capital Trust, 2003-3 A6	1.724%	12/15/42	200,000	190,000	(a)(d)
GMAC Mortgage Corp. Loan Trust, 2004-VF1 A1	0.937%	2/25/31	273,991	231,725	(a)(c)
Greenpoint Manufactured Housing, 2000-6 A3	2.186%	11/22/31	225,000	186,547	(a)
Greenpoint Manufactured Housing, 2001-2 IA2	3.190%	2/20/32	250,000	203,638	(a)

See Notes to Financial Statements.

14	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Schedule of investments (cont’d)

July 31, 2011

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Asset-Backed Securities — continued
Greenpoint Manufactured Housing, 2001-2 IIA2	3.189%	3/13/32	$350,000	$276,060	(a)
Hertz Vehicle Financing LLC, 2009-2A A2	5.290%	3/25/16	450,000	498,397	(c)
JPMorgan Mortgage Acquisition Corp., 2006-FRE1 A3	0.377%	5/25/35	384,107	330,928	(a)
Keycorp Student Loan Trust, 2002-A 1A2	0.445%	8/27/31	450,807	414,799	(a)
Keycorp Student Loan Trust, 2003-A 1A2	0.513%	10/25/32	422,343	394,860	(a)
Lehman XS Trust, 2006-2N 1A1	0.447%	2/25/46	896,055	494,227	(a)
Morgan Stanley Mortgage Loan Trust, 2006-17XS A1	0.307%	10/25/46	85,751	33,535	(a)
Morgan Stanley Mortgage Loan Trust, 2007-3XS 2A1B	0.357%	1/25/47	1,310,452	249,765	(a)
Nelnet Student Loan Trust, 2004-4 A5	0.413%	1/25/37	800,000	760,183	(a)
Pennsylvania Higher Education Assistance Agency, 2005-1 B1	2.470%	4/25/45	800,000	680,000	(a)
RAAC Series, 2006-RP3 A	0.457%	5/25/36	165,145	104,723	(a)(c)
RAAC Series, 2007-RP2 A	0.537%	2/25/46	765,767	491,872	(a)(c)
Saxon Asset Securities Trust, 2005-1 M1	0.647%	5/25/35	289,362	214,775	(a)
SLM Student Loan Trust, 2004-10 A5A	0.383%	4/25/23	800,000	790,000	(a)(c)(d)
Total Asset-Backed Securities (Cost — $11,151,209)				8,451,176
Collateralized Mortgage Obligations — 14.6%
American Home Mortgage Assets, 2006-4 1A12	0.397%	10/25/46	1,134,350	620,524	(a)
Banc of America Commercial Mortgage Inc., 2007-5 A3	5.620%	2/10/51	110,000	116,519
Banc of America Funding Corp., 2005-E 8A1	2.789%	6/20/35	165,700	88,866	(a)
Banc of America Funding Corp., 2006-8T2 A2	5.791%	10/25/36	40,343	26,252
Banc of America Funding Corp., 2006-H 1A1	2.839%	9/20/46	979,262	592,117	(a)
Banc of America Mortgage Securities Inc., 2004-K 4A1	5.246%	12/25/34	242,481	229,064	(a)
Banc of America Mortgage Securities Inc., 2005-A 4A1	5.152%	2/25/35	79,638	70,182	(a)
Countrywide Alternative Loan Trust, 2004-J9 3A4	0.577%	10/25/34	222,352	200,635	(a)
Countrywide Alternative Loan Trust, 2005-17 1A1	0.447%	7/25/35	155,629	103,027	(a)
Countrywide Alternative Loan Trust, 2005-38 A3	0.537%	9/25/35	160,422	101,898	(a)
Countrywide Alternative Loan Trust, 2005-72 A1	0.457%	1/25/36	757,216	478,921	(a)
Countrywide Alternative Loan Trust, 2006-OA06 1A2	0.397%	7/25/46	1,366,295	866,843	(a)
Countrywide Alternative Loan Trust, 2006-OA08 1A1	0.377%	7/25/46	1,935,852	1,037,610	(a)
Countrywide Alternative Loan Trust, 2006-OA10 4A1	0.377%	8/25/46	765,230	429,027	(a)
Countrywide Alternative Loan Trust, 2006-OA14 3A1	1.113%	11/25/46	1,502,944	735,359	(a)
Countrywide Home Loan Mortgage Pass-Through Trust, 2005-3 1A2	0.477%	4/25/35	133,488	85,110	(a)
Countrywide Home Loans, 2005-11 3A3	3.156%	4/25/35	127,195	61,582	(a)
Countrywide Home Loans, 2005-11 6A1	0.487%	3/25/35	77,695	50,457	(a)
Countrywide Home Loans, 2005-R3 AF	0.587%	9/25/35	781,628	663,797	(a)(c)

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	15

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Collateralized Mortgage Obligations — continued
Countrywide Home Loans Mortgage Pass-Through Trust, 2005-09 1A1	0.487%	5/25/35	$131,440	$90,374	(a)
Credit Suisse Mortgage Capital Certificates, 2006-C1 A4	5.422%	2/15/39	690,000	754,543	(a)
Credit Suisse Mortgage Capital Certificates, 2007-C1 A3	5.383%	2/15/40	1,210,000	1,281,818
Credit Suisse Mortgage Capital Certificates, 2007-C4 A3	5.800%	9/15/39	700,000	735,819	(a)
Credit Suisse Mortgage Capital Certificates, 2007-C5 A3	5.694%	9/15/40	400,000	423,207	(a)
CS First Boston Mortgage Securities Corp., 2005-C5 A4	5.100%	8/15/38	170,000	185,483	(a)
Deutsche Mortgage Securities Inc., 2005-WF1 1A3	5.238%	6/26/35	930,000	888,787	(a)(c)
Downey Savings & Loan Association Mortgage Loan Trust, 2006-AR1 1A1A	1.183%	4/19/36	261,814	143,565	(a)
FDIC Structured Sale Guaranteed Notes, 2010-S1 1A	0.736%	2/25/48	662,606	662,793	(a)(c)
Federal Home Loan Mortgage Corp. (FHLMC), 3738 BP	4.000%	12/15/38	200,000	204,208
Federal Home Loan Mortgage Corp. (FHLMC), 3754 MB	4.000%	1/15/39	500,000	510,547
Federal Home Loan Mortgage Corp. (FHLMC), 3871 JB	5.500%	6/15/41	600,000	667,879
Federal Home Loan Mortgage Corp. (FHLMC), K007 X1, IO	1.241%	4/25/20	2,343,964	176,261	(a)
Federal Home Loan Mortgage Corp. (FHLMC), K008 X1, IO	1.685%	6/25/20	2,888,636	291,163	(a)
Federal National Mortgage Association (FNMA), 2010-118 YB, IO	6.313%	10/25/40	732,837	114,397	(a)
Federal National Mortgage Association (FNMA), 2011-59 NZ	5.500%	7/25/41	703,208	787,229
Federal National Mortgage Association (FNMA), 2011-63 SW, IO	6.493%	7/25/41	782,208	110,419	(a)
Federal National Mortgage Association (FNMA), 407 22, IO	5.000%	1/25/39	95,685	19,134
Federal National Mortgage Association (FNMA), 407 C10, IO	5.000%	1/25/38	390,002	80,955
FHLMC Multi-Family Structured Pass-Through Certificates, K006 AX1, IO	1.064%	1/25/20	2,532,889	162,174	(a)
FHLMC Multi-Family Structured Pass-Through Certificates, KAIV X1, IO	1.415%	6/25/46	1,238,382	109,349	(a)
FHLMC Multifamily Structured Pass-Through Certificates, K014 X1, IO	1.456%	4/25/21	3,760,000	331,880	(a)(d)
Government National Mortgage Association (GNMA), 2005-13 SD, IO	6.614%	2/20/35	184,460	33,494	(a)
Government National Mortgage Association (GNMA), 2005-81 SD, IO, PAC	6.114%	12/20/34	334,595	45,454	(a)
Government National Mortgage Association (GNMA), 2005-82 NS, IO	6.114%	7/20/34	210,905	31,178	(a)
Government National Mortgage Association (GNMA), 2006-47 SA, IO	6.614%	8/16/36	539,144	104,615	(a)

See Notes to Financial Statements.

16	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Schedule of investments (cont’d)

July 31, 2011

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Collateralized Mortgage Obligations — continued
Government National Mortgage Association (GNMA), 2009-106 SU, IO	6.014%	5/20/37	$1,035,731	$147,065	(a)
Government National Mortgage Association (GNMA), 2009-35 SP, IO, PAC	6.214%	5/16/37	482,321	67,075	(a)
Government National Mortgage Association (GNMA), 2009-45 AI, IO	5.774%	4/16/39	275,447	38,109	(a)
Government National Mortgage Association (GNMA), 2009-61 SA, IO	6.514%	8/20/39	796,741	133,498	(a)
Government National Mortgage Association (GNMA), 2009-61 WQ, IO	6.064%	11/16/35	546,483	91,886	(a)
Government National Mortgage Association (GNMA), 2009-68 SL, IO	6.564%	4/16/39	176,379	27,155	(a)
Government National Mortgage Association (GNMA), 2009-87 SI, IO	6.564%	2/20/35	273,159	47,747	(a)
Government National Mortgage Association (GNMA), 2009-87 TS, IO	5.914%	7/20/35	477,744	74,803	(a)
Government National Mortgage Association (GNMA), 2010-003 MS, IO	6.364%	11/20/38	294,508	55,178	(a)
Government National Mortgage Association (GNMA), 2010-014 SA, IO	7.814%	12/20/32	299,384	51,853	(a)
Government National Mortgage Association (GNMA), 2010-014 SC, IO	4.615%	8/20/35	499,962	69,602	(a)
Government National Mortgage Association (GNMA), 2010-031 GS, IO	6.314%	3/20/39	254,908	47,409	(a)
Government National Mortgage Association (GNMA), 2010-039 SP, IO	6.364%	11/20/38	100,000	17,191	(a)
Government National Mortgage Association (GNMA), 2010-047 VS, IO	6.064%	11/16/37	332,549	50,336	(a)
Government National Mortgage Association (GNMA), 2010-050 QS, IO	6.364%	12/20/38	561,737	103,487	(a)
Government National Mortgage Association (GNMA), 2010-085 HS, IO	6.464%	1/20/40	200,373	37,649	(a)
Government National Mortgage Association (GNMA), 2010-087 SK, IO	6.314%	7/16/40	654,737	106,134	(a)
Government National Mortgage Association (GNMA), 2010-091 SI, IO	6.384%	7/20/40	167,561	33,565	(a)
Government National Mortgage Association (GNMA), 2010-109 SB, IO	6.414%	8/20/40	189,064	41,535	(a)
Government National Mortgage Association (GNMA), 2010-113 SM, IO	5.864%	9/20/40	377,797	61,014	(a)
Government National Mortgage Association (GNMA), 2010-116 JS, IO	5.864%	12/20/39	95,902	18,115	(a)

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	17

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Collateralized Mortgage Obligations — continued
Government National Mortgage Association (GNMA), 2010-117 PS, IO	5.814%	10/20/39	$1,300,367	$237,742	(a)
Government National Mortgage Association (GNMA), 2010-146 GS, IO	5.914%	6/20/39	578,272	105,667	(a)
Government National Mortgage Association (GNMA), 2010-147 S, IO	6.464%	11/20/40	382,772	83,851	(a)
Government National Mortgage Association (GNMA), 2010-151 SA, IO	5.864%	11/20/40	339,588	64,375	(a)
Government National Mortgage Association (GNMA), 2010-160 SW, IO	6.364%	10/20/38	484,622	88,992	(a)
Government National Mortgage Association (GNMA), 2010-H27 FA	0.570%	12/20/60	880,558	869,824	(a)
Government National Mortgage Association (GNMA), 2011-04 PS, IO	5.994%	9/20/40	355,018	62,007	(a)
Government National Mortgage Association (GNMA), 2011-11 SA, IO	5.814%	1/20/41	573,954	97,438	(a)
Government National Mortgage Association (GNMA), 2011-32 S, IO	5.814%	3/16/41	193,330	34,689	(a)
Government National Mortgage Association (GNMA), 2011-40 SA, IO	5.944%	2/16/36	971,996	165,295	(a)
Government National Mortgage Association (GNMA), 2011-70 BS, IO	6.514%	12/16/36	394,069	77,317	(a)
Government National Mortgage Association (GNMA), 2011-81 SA, IO	5.214%	6/20/41	595,508	94,057	(a)
Government National Mortgage Association (GNMA), 2011-H03 FA	0.690%	1/20/61	1,457,358	1,449,780	(a)
Government National Mortgage Association (GNMA), 2011-H05 FB	0.690%	12/20/60	1,468,279	1,460,498	(a)
Government National Mortgage Association (GNMA), 2011-H06 FA	0.640%	2/20/61	1,480,051	1,467,915	(a)
Government National Mortgage Association (GNMA), 2011-H09 AF	0.690%	3/20/61	394,752	392,580	(a)
Greenpoint Mortgage Funding Trust, 2005-AR1 A2	0.407%	6/25/45	103,308	68,823	(a)
Greenpoint Mortgage Funding Trust, 2005-AR4 A1	0.447%	10/25/45	35,137	22,029	(a)
Greenwich Capital Commercial Funding Corp., 2006-GG7	5.881%	7/10/38	340,000	377,479	(a)
Greenwich Capital Commercial Funding Corp., 2007-GG11 A4	5.736%	12/10/49	100,000	107,608
GS Mortgage Securities Corp. II, 2005-GG4 AABA	4.680%	7/10/39	143,742	149,140
GSMPS Mortgage Loan Trust, 2005-RP1 1AF	0.537%	1/25/35	272,689	229,184	(a)(c)
GSMPS Mortgage Loan Trust, 2005-RP2 1AF	0.537%	3/25/35	229,602	192,365	(a)(c)
GSMPS Mortgage Loan Trust, 2005-RP3 1AF	0.537%	9/25/35	669,812	557,249	(a)(c)
Harborview Mortgage Loan Trust, 2005-9 2A1A	0.526%	6/20/35	116,351	93,319	(a)

See Notes to Financial Statements.

18	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Schedule of investments (cont’d)

July 31, 2011

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Collateralized Mortgage Obligations — continued
Harborview Mortgage Loan Trust, 2006-14 2A1A	0.337%	3/19/38	$1,418,613	$798,883	(a)
Homestar Mortgage Acceptance Corp., 2004-3 AV1	0.637%	7/25/34	511,623	442,056	(a)
Indymac Inda Mortgage Loan Trust, 2007-AR7 1A1	5.816%	11/25/37	578,941	457,084	(a)
Indymac Index Mortgage Loan Trust, 2005-AR15 A2	4.946%	9/25/35	81,351	65,789	(a)
JPMorgan Chase Commercial Mortgage Securities Corp., 2011-C4 XA, IO	1.636%	7/15/46	4,694,486	393,727	(a)(c)
JPMorgan Commercial Mortgage Securities Corp., 2006-CB17 A4	5.429%	12/12/43	1,000,000	1,088,358
JPMorgan Mortgage Trust, 2004-A3 SF3	2.209%	6/25/34	290,421	276,182	(a)
LB-UBS Commercial Mortgage Trust, 2005-C3 A5	4.739%	7/15/30	140,000	150,519
LB-UBS Commercial Mortgage Trust, 2005-C3 AAB	4.664%	7/15/30	138,213	143,687
LB-UBS Commercial Mortgage Trust, 2007-C6 A4	5.858%	7/15/40	50,000	54,502	(a)
LB-UBS Commercial Mortgage Trust, 2007-C7 A3	5.866%	9/15/45	770,000	847,390	(a)
Lehman XS Trust, 2005-7N 1A1B	0.487%	12/25/35	117,766	43,636	(a)
Luminent Mortgage Trust, 2006-1 A1	0.427%	4/25/36	428,169	235,420	(a)
Mach One Trust Commercial Mortgage Backed Securities, 2004-1A X, IO	0.973%	5/28/40	645,164	6,516	(a)(c)(d)(e)
MASTR Adjustable Rate Mortgages Trust, 2007-3 12A1	0.387%	5/25/47	419,444	223,381	(a)
MASTR Reperforming Loan Trust, 2005-1 1A3	7.000%	8/25/34	135,801	139,489	(c)
MASTR Reperforming Loan Trust, 2005-2 1A1F	0.537%	5/25/35	1,103,853	888,455	(a)(c)
Merrill Lynch Mortgage Investors Inc., 2005-A9 3A1	2.843%	12/25/35	79,132	63,516	(a)
Merrill Lynch/Countrywide Commercial Mortgage Trust, 2007-6 A4	5.485%	3/12/51	1,260,000	1,347,122	(a)
Merrill Lynch/Countrywide Commercial Mortgage Trust, 2007-8 A3	5.967%	8/12/49	40,000	44,029	(a)
Morgan Stanley Capital I, 2005-HQ6 A4A	4.989%	8/13/42	240,000	258,464
Morgan Stanley Capital I, 2007-IQ14 A4	5.692%	4/15/49	500,000	538,006	(a)
Morgan Stanley Mortgage Loan Trust, 2004-8AR 4A1	2.620%	10/25/34	551,520	504,897	(a)
Morgan Stanley Mortgage Loan Trust, 2004-8AR 4A2	2.620%	10/25/34	481,257	450,250	(a)
Mortgage IT Trust, 2005-1 1A1	0.507%	2/25/35	1,021,992	776,058	(a)
Nomura Asset Acceptance Corp., 2004-R3 A1	6.500%	2/25/35	420,133	430,440	(c)
Nomura Asset Acceptance Corp., 2005-AP2 A5	4.976%	5/25/35	581,648	525,639
Prime Mortgage Trust, 2006-DR1 2A1	5.500%	5/25/35	642,906	556,017	(c)
Prime Mortgage Trust, 2006-DR1 2A2	6.000%	5/25/35	386,139	340,837	(c)
RBSSP Resecuritization Trust, 2010-3 4A1	3.281%	12/26/35	244,293	244,549	(a)(c)
Residential Accredit Loans Inc., 2006-QO1O A1	0.347%	1/25/37	1,226,629	752,268	(a)
WaMu Mortgage Pass-Through Certificates, 2002-AR19 A6	2.574%	2/25/33	194,520	180,390	(a)

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	19

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Collateralized Mortgage Obligations — continued
WaMu Mortgage Pass-Through Certificates, 2003-AR9 1A7	2.712%	9/25/33	$78,971	$74,668	(a)
Washington Mutual Inc. Mortgage Pass-Through Certificates, 2006-AR7 2A	1.243%	7/25/46	506,717	321,845	(a)
Washington Mutual Inc., Mortgage Pass-Through Certificates, 2005-AR06 2A1A	0.417%	4/25/45	106,708	88,739	(a)
Washington Mutual Inc., Mortgage Pass-Through Certificates, 2005-AR08 1A1A	0.457%	7/25/45	91,038	73,379	(a)
Washington Mutual Inc., Mortgage Pass-Through Certificates, 2005-AR11 A1A	0.507%	8/25/45	1,162,328	948,862	(a)
Washington Mutual Inc., Mortgage Pass-Through Certificates, 2005-AR13 A1A1	0.477%	10/25/45	170,127	139,695	(a)
Washington Mutual Inc., Mortgage Pass-Through Certificates, 2005-AR18 1A3A	2.582%	1/25/36	930,000	728,328	(a)
Washington Mutual Inc., Mortgage Pass-Through Certificates, 2005-AR19 A1A1	0.457%	12/25/45	330,982	274,301	(a)
Washington Mutual Inc., Mortgage Pass-Through Certificates, 2005-AR19 A1A2	0.477%	12/25/45	196,137	149,788	(a)
Washington Mutual Inc., Mortgage Pass-Through Certificates, 2007-0A5 1A	1.028%	6/25/47	1,091,554	735,587	(a)
Washington Mutual Inc., Mortgage Pass-Through Certificates, 2007-HY4 4A1	3.260%	9/25/36	530,011	391,172	(a)
Washington Mutual Inc., MSC Pass-Through Certificates, 2004-RA1 2A	7.000%	3/25/34	22,392	23,192
Wells Fargo Mortgage Loan Trust, 2010-RR4 2A1	3.141%	8/27/35	644,902	612,592	(a)(c)
WF-RBS Commercial Mortgage Trust, 2011-C4 A4	4.902%	6/15/44	440,000	452,294	(c)
Total Collateralized Mortgage Obligations (Cost — $49,197,646)				43,656,142
Corporate Bonds & Notes — 29.2%
Consumer Discretionary — 1.6%
Media — 1.6%
Comcast Corp., Notes	6.500%	1/15/15	170,000	196,962
Comcast Corp., Notes	5.875%	2/15/18	900,000	1,037,588
Comcast Corp., Notes	6.450%	3/15/37	80,000	89,163
Comcast Corp., Senior Notes	6.500%	1/15/17	90,000	107,158
Comcast Corp., Senior Notes	5.650%	6/15/35	50,000	50,706
Comcast Corp., Senior Notes	6.950%	8/15/37	30,000	35,320
Comcast Corp., Senior Notes	6.400%	3/1/40	180,000	202,014
News America Inc., Senior Notes	6.200%	12/15/34	40,000	40,183
News America Inc., Senior Notes	6.650%	11/15/37	30,000	31,567
Reed Elsevier Capital Inc., Notes	8.625%	1/15/19	290,000	376,579
Time Warner Cable Inc., Debentures	7.300%	7/1/38	300,000	362,221

See Notes to Financial Statements.

20	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Schedule of investments (cont’d)

July 31, 2011

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Media — continued
Time Warner Cable Inc., Senior Notes	8.750%	2/14/19	$720,000	$944,421
Time Warner Cable Inc., Senior Notes	8.250%	4/1/19	330,000	423,545
Time Warner Cable Inc., Senior Notes	5.875%	11/15/40	400,000	413,240
Time Warner Inc., Senior Notes	4.750%	3/29/21	110,000	115,846
Time Warner Inc., Senior Notes	6.100%	7/15/40	220,000	233,956
Time Warner Inc., Senior Notes	6.250%	3/29/41	40,000	43,479
Total Consumer Discretionary				4,703,948
Consumer Staples — 2.1%
Beverages — 0.6%
Anheuser-Busch InBev Worldwide Inc., Senior Notes	5.375%	1/15/20	420,000	483,869
Anheuser-Busch InBev Worldwide Inc., Senior Notes	5.000%	4/15/20	170,000	191,173
Diageo Capital PLC, Senior Bonds	4.828%	7/15/20	960,000	1,040,478
PepsiCo Inc., Senior Notes	7.900%	11/1/18	98,000	129,217
Total Beverages				1,844,737
Food & Staples Retailing — 0.7%
CVS Caremark Corp., Senior Notes	6.600%	3/15/19	170,000	204,607
CVS Corp., Pass-Through Trust, Secured Notes	6.943%	1/10/30	646,691	736,363
CVS Pass-Through Trust, Secured Notes	6.036%	12/10/28	300,627	320,060
Wal-Mart Stores Inc., Notes	5.800%	2/15/18	420,000	497,281
Wal-Mart Stores Inc., Notes	6.200%	4/15/38	170,000	201,222
Total Food & Staples Retailing				1,959,533
Food Products — 0.3%
Cadbury Schweppes US Finance LLC	5.125%	10/1/13	220,000	238,276	(c)
Kraft Foods Inc., Senior Notes	5.375%	2/10/20	680,000	768,516
Total Food Products				1,006,792
Tobacco — 0.5%
Altria Group Inc., Senior Notes	9.250%	8/6/19	410,000	547,987
Altria Group Inc., Senior Notes	4.750%	5/5/21	480,000	497,110
Reynolds American Inc., Senior Notes	7.250%	6/1/12	130,000	136,668
Reynolds American Inc., Senior Secured Notes	7.625%	6/1/16	220,000	268,467
Total Tobacco				1,450,232
Total Consumer Staples				6,261,294
Energy — 3.7%
Energy Equipment & Services — 0.7%
Baker Hughes Inc., Senior Notes	7.500%	11/15/18	500,000	643,999
Baker Hughes Inc., Senior Notes	5.125%	9/15/40	570,000	585,981
Transocean Inc., Senior Notes	5.250%	3/15/13	810,000	858,604
Total Energy Equipment & Services				2,088,584

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	21

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Oil, Gas & Consumable Fuels — 3.0%
Anadarko Petroleum Corp., Senior Notes	6.375%	9/15/17	$20,000	$23,607
Anadarko Petroleum Corp., Senior Notes	8.700%	3/15/19	450,000	590,845
Apache Corp., Senior Notes	5.100%	9/1/40	590,000	601,523
BP Capital Markets PLC, Senior Notes	5.250%	11/7/13	660,000	717,596
BP Capital Markets PLC, Senior Notes	3.875%	3/10/15	210,000	226,176
ConocoPhillips, Notes	6.500%	2/1/39	310,000	378,436
ConocoPhillips Holding Co., Senior Notes	6.950%	4/15/29	300,000	378,720
Devon Energy Corp., Senior Notes	5.600%	7/15/41	530,000	554,369
Gazprom, Loan Participation Notes, Senior Notes	6.510%	3/7/22	120,000	131,400	(c)
Hess Corp., Notes	8.125%	2/15/19	480,000	623,740
Hess Corp., Notes	7.875%	10/1/29	90,000	116,693
Hess Corp., Notes	7.300%	8/15/31	105,000	130,846
Kerr-McGee Corp., Notes	7.875%	9/15/31	640,000	797,121
Kinder Morgan Energy Partners LP, Senior Notes	5.000%	12/15/13	35,000	37,928
Kinder Morgan Energy Partners LP, Senior Notes	6.000%	2/1/17	60,000	69,177
Pemex Project Funding Master Trust, Senior Bonds	6.625%	6/15/35	634,000	694,109
Petrobras International Finance Co., Senior Notes	6.125%	10/6/16	80,000	91,319
Petrobras International Finance Co., Senior Notes	5.750%	1/20/20	295,000	324,949
Petrobras International Finance Co., Senior Notes	5.375%	1/27/21	770,000	823,982
Shell International Finance BV, Senior Notes	4.375%	3/25/20	530,000	575,518
TNK-BP Finance SA, Senior Notes	7.875%	3/13/18	160,000	185,600	(c)
Williams Cos. Inc., Debentures	7.500%	1/15/31	79,000	93,895
Williams Cos. Inc., Notes	7.875%	9/1/21	205,000	260,018
Williams Cos. Inc., Senior Notes	7.750%	6/15/31	42,000	50,782
Williams Cos. Inc., Senior Notes	8.750%	3/15/32	478,000	629,387
Total Oil, Gas & Consumable Fuels				9,107,736
Total Energy				11,196,320
Financials — 15.9%
Capital Markets — 2.8%
Bear Stearns Co. Inc., Senior Notes	6.400%	10/2/17	730,000	844,098
Goldman Sachs Capital II, Junior Subordinated Bonds	5.793%	6/1/12	30,000	23,850	(a)(f)
Goldman Sachs Group Inc., Senior Notes	6.600%	1/15/12	60,000	61,531
Goldman Sachs Group Inc., Senior Notes	5.300%	2/14/12	30,000	30,661
Goldman Sachs Group Inc., Senior Notes	3.625%	8/1/12	90,000	92,345
Goldman Sachs Group Inc., Senior Notes	5.450%	11/1/12	140,000	147,829
Goldman Sachs Group Inc., Senior Notes	4.750%	7/15/13	20,000	21,153
Goldman Sachs Group Inc., Senior Notes	5.250%	10/15/13	130,000	139,077
Goldman Sachs Group Inc., Senior Notes	6.000%	5/1/14	560,000	615,643

See Notes to Financial Statements.

22	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Schedule of investments (cont’d)

July 31, 2011

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Capital Markets — continued
Goldman Sachs Group Inc., Senior Notes	5.375%	3/15/20	$480,000	$498,646
Goldman Sachs Group Inc., Senior Notes	6.000%	6/15/20	380,000	412,933
Goldman Sachs Group Inc., Senior Notes	6.250%	2/1/41	810,000	817,426
Kaupthing Bank HF, Senior Notes	5.750%	10/4/11	1,030,000	275,525	(c)(e)(g)
Kaupthing Bank HF, Senior Notes	7.625%	2/28/15	360,000	96,300	(c)(e)(g)
Kaupthing Bank HF, Subordinated Notes	7.125%	5/19/16	440,000	0	(c)(d)(e)(g)(h)
Lehman Brothers Holdings Capital Trust VII, Medium-Term Notes	5.857%	5/31/12	130,000	78	(a)(f)(g)
Lehman Brothers Holdings Inc., Medium-Term Notes	6.750%	12/28/17	1,230,000	1,353	(g)
Lehman Brothers Holdings Inc., Subordinated Notes	6.500%	7/19/17	1,460,000	1,606	(g)
Merrill Lynch & Co. Inc., Notes	6.875%	4/25/18	1,090,000	1,221,418
Morgan Stanley, Medium-Term Notes	0.699%	10/18/16	180,000	165,122	(a)
Morgan Stanley, Medium-Term Notes	5.550%	4/27/17	970,000	1,042,021
State Street Corp., Junior Subordinated Notes	4.956%	3/15/18	530,000	575,793
UBS AG, Senior Notes	2.250%	1/28/14	250,000	253,302
UBS AG Stamford CT, Medium-Term Notes	5.750%	4/25/18	940,000	1,031,017
Total Capital Markets				8,368,727
Commercial Banks — 4.2%
BAC Capital Trust XIV, Junior Subordinated Notes	5.630%	3/15/12	880,000	644,600	(a)(f)
Bank of Tokyo-Mitsubishi UFJ Ltd., Senior Notes	3.850%	1/22/15	390,000	415,917	(c)
Barclays Bank PLC, Senior Notes	5.200%	7/10/14	140,000	151,648
Barclays Bank PLC, Subordinated Notes	6.050%	12/4/17	170,000	177,953	(c)
BBVA US Senior SAU, Senior Notes	3.250%	5/16/14	700,000	689,797
Commonwealth Bank of Australia, Senior Notes	3.750%	10/15/14	340,000	360,079	(c)
Commonwealth Bank of Australia, Senior Notes	5.000%	10/15/19	140,000	149,314	(c)
Credit Agricole SA, Senior Notes	2.625%	1/21/14	310,000	310,883	(c)
Credit Agricole SA, Subordinated Notes	8.375%	10/13/19	740,000	765,900	(a)(c)(f)
Glitnir Banki HF, Notes	6.330%	7/28/11	130,000	37,375	(c)(e)(g)(i)
Glitnir Banki HF, Notes	6.375%	9/25/12	290,000	83,375	(c)(e)(g)
Glitnir Banki HF, Subordinated Bonds	7.451%	9/14/16	350,000	0	(a)(c)(d)(e)(f)(g)(h)
Glitnir Banki HF, Subordinated Notes	6.693%	6/15/16	420,000	0	(a)(c)(d)(e)(g)(h)
HBOS Capital Funding LP, Tier 1 Notes, Perpetual Bonds	6.071%	6/30/14	130,000	107,900	(a)(c)(f)
Intesa Sanpaolo SpA, Senior Notes	3.625%	8/12/15	340,000	326,577	(c)
Landsbanki Islands HF, Senior Notes	6.100%	8/25/11	930,000	69,750	(c)(e)(g)
Lloyds TSB Bank PLC, Senior Notes	2.800%	4/2/12	370,000	374,967	(c)

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	23

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Commercial Banks — continued
Lloyds TSB Bank PLC, Senior Notes	6.375%	1/21/21	$380,000	$401,460
Lloyds TSB Bank PLC, Subordinated Notes	6.500%	9/14/20	100,000	99,327	(c)
Nordea Bank AB, Senior Notes	3.700%	11/13/14	250,000	263,210	(c)
Nordea Bank AB, Senior Notes	4.875%	1/27/20	170,000	179,010	(c)
Nordea Bank AB, Subordinated Notes	4.875%	5/13/21	630,000	620,192	(c)
Rabobank Nederland NV, Junior Subordinated Notes	11.000%	6/30/19	335,000	429,208	(a)(c)(f)
Resona Preferred Global Securities Cayman Ltd., Junior Subordinated Bonds	7.191%	7/30/15	140,000	143,945	(a)(c)(f)
Royal Bank of Scotland Group PLC, Junior Subordinated Notes, Medium-Term Notes	7.640%	9/29/17	100,000	74,750	(a)(f)(g)
Royal Bank of Scotland Group PLC, Senior Notes	6.400%	10/21/19	520,000	540,864
Royal Bank of Scotland PLC, Senior Notes	3.950%	9/21/15	820,000	823,295
Santander US Debt SA Unipersonal, Senior Notes	3.724%	1/20/15	200,000	193,354	(c)
Santander US Debt SA Unipersonal, Senior Notes	3.781%	10/7/15	100,000	94,860	(c)
Sumitomo Mitsui Banking Corp., Senior Notes	3.150%	7/22/15	520,000	540,426	(c)
Sumitomo Mitsui Banking Corp., Senior Notes	3.100%	1/14/16	200,000	206,614	(c)
Wachovia Capital Trust III, Junior Subordinated Bonds	5.570%	9/6/11	1,230,000	1,151,587	(a)(f)
Wachovia Corp., Medium Term Notes	5.500%	5/1/13	620,000	667,680
Wachovia Corp., Senior Notes	5.750%	6/15/17	170,000	193,638
Wells Fargo & Co., Senior Notes	3.676%	6/15/16	290,000	304,953
Wells Fargo Bank NA, Subordinated Notes	5.950%	8/26/36	640,000	681,429
Wells Fargo Capital X, Capital Securities	5.950%	12/15/36	360,000	363,791
Total Commercial Banks				12,639,628
Consumer Finance — 1.4%
Ally Financial Inc., Notes	2.200%	12/19/12	560,000	574,396
American Express Co., Subordinated Debentures	6.800%	9/1/66	370,000	382,487	(a)
American Express Credit Corp., Medium-Term Notes	5.875%	5/2/13	140,000	150,584
American Express Credit Corp., Senior Notes	5.125%	8/25/14	770,000	845,790
Ford Motor Credit Co. LLC, Senior Notes	7.250%	10/25/11	210,000	212,584
HSBC Finance Corp., Senior Subordinated Notes	6.676%	1/15/21	710,000	753,248	(c)
SLM Corp., Medium-Term Notes, Senior Notes	5.625%	8/1/33	1,290,000	1,135,355
Total Consumer Finance				4,054,444
Diversified Financial Services — 5.8%
Air 2 US, Notes	8.027%	10/1/19	271,183	267,793	(c)
Bank of America Corp., Notes, Preferred Securities	8.000%	1/30/18	470,000	484,666	(a)(f)
Bank of America Corp., Senior Notes	4.875%	9/15/12	40,000	41,462
Bank of America Corp., Senior Notes	5.000%	5/13/21	360,000	357,009
Boeing Capital Corp., Senior Notes	4.700%	10/27/19	200,000	220,367

See Notes to Financial Statements.

24	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Schedule of investments (cont’d)

July 31, 2011

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Diversified Financial Services — continued
Citigroup Funding Inc.	2.125%	7/12/12	$640,000	$651,432
Citigroup Funding Inc., Notes	2.250%	12/10/12	630,000	647,255
Citigroup Inc., Notes	5.100%	9/29/11	230,000	231,595
Citigroup Inc., Notes	6.500%	8/19/13	410,000	445,834
Citigroup Inc., Senior Notes	6.000%	12/13/13	790,000	857,937
Citigroup Inc., Senior Notes	6.375%	8/12/14	120,000	133,707
Citigroup Inc., Senior Notes	5.500%	10/15/14	170,000	185,502
Citigroup Inc., Senior Notes	6.010%	1/15/15	330,000	367,327
Citigroup Inc., Senior Notes	6.875%	3/5/38	570,000	650,637
Citigroup Inc., Subordinated Notes	5.000%	9/15/14	850,000	895,399
General Electric Capital Corp., Medium-Term Notes	5.450%	1/15/13	1,320,000	1,404,757
General Electric Capital Corp., Senior Notes	2.125%	12/21/12	1,890,000	1,934,799
General Electric Capital Corp., Senior Notes	4.375%	9/16/20	120,000	122,137
General Electric Capital Corp., Senior Notes	4.625%	1/7/21	240,000	247,338
General Electric Capital Corp., Senior Notes	6.875%	1/10/39	460,000	535,794
General Electric Capital Corp., Subordinated Debentures	6.375%	11/15/67	970,000	996,675	(a)
ILFC E-Capital Trust II, Bonds	6.250%	12/21/65	20,000	17,200	(a)(c)
International Lease Finance Corp., Senior Secured Notes	6.500%	9/1/14	210,000	223,650	(c)
International Lease Finance Corp., Senior Secured Notes	6.750%	9/1/16	1,040,000	1,107,600	(c)
JPMorgan Chase & Co., Subordinated Notes	5.125%	9/15/14	170,000	183,960
JPMorgan Chase & Co., Subordinated Notes	5.150%	10/1/15	160,000	174,975
JPMorgan Chase & Co., Subordinated Notes	6.125%	6/27/17	1,930,000	2,206,389
MassMutual Global Funding II, Senior Secured Notes	5.250%	7/31/18	440,000	488,021	(c)
McGuire Air Force Base/Fort Dix Privatized Military Housing Project, Bonds	5.611%	9/15/51	590,000	537,160	(c)
MUFG Capital Finance 1 Ltd., Preferred Securities	6.346%	7/25/16	100,000	104,798	(a)(f)
Private Export Funding Corp.	3.550%	4/15/13	730,000	768,046
Total Diversified Financial Services				17,491,221
Insurance — 1.4%
American International Group Inc., Junior Subordinated Debentures	6.250%	3/15/37	610,000	553,575
American International Group Inc., Medium-Term Notes, Senior Notes	5.850%	1/16/18	100,000	106,260
American International Group Inc., Senior Notes	3.750%	11/30/13	200,000	204,614	(c)
American International Group Inc., Senior Notes	6.400%	12/15/20	120,000	131,888
ASIF Global Financing XIX	4.900%	1/17/13	20,000	20,893	(c)
Berkshire Hathaway Inc., Senior Notes	3.200%	2/11/15	90,000	95,348

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	25

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Insurance — continued
Chubb Corp., Senior Notes	5.750%	5/15/18	$645,000	$742,506
MetLife Inc., Junior Subordinated Debentures	6.400%	12/15/36	1,625,000	1,618,558
Teachers Insurance & Annuity Association of America — College Retirement Equity Fund, Notes	6.850%	12/16/39	410,000	486,208	(c)
Willis North America Inc., Senior Notes	5.625%	7/15/15	130,000	142,503
Total Insurance				4,102,353
Thrifts & Mortgage Finance — 0.3%
Countrywide Financial Corp., Medium-Term Notes	5.800%	6/7/12	30,000	31,109
Countrywide Financial Corp., Subordinated Notes	6.250%	5/15/16	830,000	880,711
Total Thrifts & Mortgage Finance				911,820
Total Financials				47,568,193
Health Care — 0.9%
Health Care Equipment & Supplies — 0.1%
Medtronic Inc., Senior Notes	4.450%	3/15/20	230,000	247,935
Health Care Providers & Services — 0.4%
UnitedHealth Group Inc., Senior Notes	3.875%	10/15/20	210,000	213,195
UnitedHealth Group Inc., Senior Notes	5.800%	3/15/36	120,000	127,129
UnitedHealth Group Inc., Senior Notes	5.700%	10/15/40	210,000	222,649
WellPoint Inc., Notes	5.875%	6/15/17	40,000	46,745
WellPoint Inc., Notes	7.000%	2/15/19	190,000	232,319
WellPoint Inc., Senior Notes	6.000%	2/15/14	520,000	580,363
Total Health Care Providers & Services				1,422,400
Pharmaceuticals — 0.4%
Pfizer Inc., Senior Notes	6.200%	3/15/19	560,000	679,998
Roche Holdings Inc., Senior Notes	6.000%	3/1/19	320,000	381,569	(c)
Wyeth, Notes	5.950%	4/1/37	70,000	80,529
Total Pharmaceuticals				1,142,096
Total Health Care				2,812,431
Industrials — 1.0%
Aerospace & Defense — 0.2%
Boeing Co., Senior Notes	6.000%	3/15/19	250,000	299,253
Boeing Co., Senior Notes	4.875%	2/15/20	120,000	134,448
Raytheon Co., Senior Notes	3.125%	10/15/20	170,000	164,912
Total Aerospace & Defense				598,613
Air Freight & Logistics — 0.2%
United Parcel Service Inc., Senior Notes	3.125%	1/15/21	570,000	566,623

See Notes to Financial Statements.

26	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Schedule of investments (cont’d)

July 31, 2011

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Airlines — 0.2%
Delta Air Lines Inc., Pass-Through Certificates	6.821%	8/10/22	$235,469	$244,017
JetBlue Airways Corp., Pass-Through Certificates	0.636%	8/15/16	175,452	161,416	(a)(d)
JetBlue Airways Corp., Pass-Through Certificates	0.711%	11/15/16	300,000	282,000	(a)
Total Airlines				687,433
Commercial Services & Supplies — 0.3%
Allied Waste North America Inc., Senior Notes	6.875%	6/1/17	100,000	108,255
Waste Management Inc., Senior Notes	6.375%	11/15/12	635,000	678,444
Total Commercial Services & Supplies				786,699
Industrial Conglomerates — 0.0%
Tyco International Group SA, Notes	6.000%	11/15/13	60,000	66,295
United Technologies Corp., Senior Notes	5.400%	5/1/35	20,000	21,832
Total Industrial Conglomerates				88,127
Machinery — 0.1%
Caterpillar Inc., Senior Notes	3.900%	5/27/21	240,000	250,180
Total Industrials				2,977,675
Materials — 1.2%
Chemicals — 0.2%
Potash Corp. of Saskatchewan Inc., Senior Notes	4.875%	3/30/20	90,000	98,621
PPG Industries Inc., Senior Notes	6.650%	3/15/18	310,000	373,554
Total Chemicals				472,175
Metals & Mining — 1.0%
Barrick Gold Corp., Senior Notes	6.950%	4/1/19	210,000	257,702
Barrick North America Finance LLC, Senior Notes	4.400%	5/30/21	270,000	280,963	(c)
BHP Billiton Finance USA Ltd., Senior Notes	6.500%	4/1/19	550,000	676,708
Rio Tinto Finance USA Ltd., Notes	6.500%	7/15/18	170,000	205,910
Rio Tinto Finance USA Ltd., Senior Notes	1.875%	11/2/15	60,000	60,420
Rio Tinto Finance USA Ltd., Senior Notes	2.500%	5/20/16	220,000	226,400
Rio Tinto Finance USA Ltd., Senior Notes	3.500%	11/2/20	680,000	680,081
Rio Tinto Finance USA Ltd., Senior Notes	4.125%	5/20/21	130,000	136,266
Vale Overseas Ltd., Notes	8.250%	1/17/34	200,000	260,053
Vale Overseas Ltd., Notes	6.875%	11/21/36	180,000	208,130
Total Metals & Mining				2,992,633
Total Materials				3,464,808
Telecommunication Services — 1.7%
Diversified Telecommunication Services — 1.2%
AT&T Corp., Senior Notes	8.000%	11/15/31	4,000	5,460
AT&T Inc., Senior Notes	5.350%	9/1/40	335,000	334,886
BellSouth Corp., Notes	4.750%	11/15/12	10,000	10,502

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	27

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Diversified Telecommunication Services — continued
BellSouth Corp., Notes	6.875%	10/15/31	$370,000	$436,983
Deutsche Telekom International Finance BV, Senior Notes	5.750%	3/23/16	375,000	430,483
Koninklijke KPN NV, Senior Notes	8.375%	10/1/30	200,000	261,245
SBC Communications Inc., Notes	5.100%	9/15/14	90,000	99,755
Telefonica Emisiones SAU, Senior Notes	5.134%	4/27/20	170,000	168,290
Verizon Communications Inc., Senior Notes	8.750%	11/1/18	120,000	161,109
Verizon Communications Inc., Senior Notes	4.600%	4/1/21	480,000	516,904
Verizon Communications Inc., Senior Notes	6.000%	4/1/41	420,000	462,872
Verizon Global Funding Corp., Notes	7.375%	9/1/12	35,000	37,540
Verizon Global Funding Corp., Notes	7.750%	12/1/30	230,000	301,214
Verizon New York Inc., Senior Debentures	6.875%	4/1/12	310,000	322,645
Total Diversified Telecommunication Services				3,549,888
Wireless Telecommunication Services — 0.5%
America Movil SAB de CV, Senior Notes	5.625%	11/15/17	200,000	231,247
America Movil SAB de CV, Senior Notes	5.000%	3/30/20	130,000	141,334
Cellco Partnership/Verizon Wireless Capital LLC, Senior Notes	8.500%	11/15/18	70,000	93,240
Sprint Capital Corp., Senior Notes	8.375%	3/15/12	940,000	979,950
Sprint Capital Corp., Senior Notes	8.750%	3/15/32	30,000	32,625
Total Wireless Telecommunication Services				1,478,396
Total Telecommunication Services				5,028,284
Utilities — 1.1%
Electric Utilities — 0.9%
Duke Energy Corp., Senior Notes	5.625%	11/30/12	700,000	744,140
Exelon Corp., Bonds	5.625%	6/15/35	360,000	359,175
FirstEnergy Corp., Notes	6.450%	11/15/11	16,000	16,249
FirstEnergy Corp., Notes	7.375%	11/15/31	875,000	1,041,269
Pacific Gas & Electric Co., First Mortgage Bonds	6.050%	3/1/34	210,000	235,892
Pacific Gas & Electric Co., Senior Notes	8.250%	10/15/18	150,000	196,350
Pacific Gas & Electric Co., Senior Notes	5.800%	3/1/37	20,000	21,860
Total Electric Utilities				2,614,935
Gas Utilities — 0.0%
Southern Natural Gas Co., Senior Notes	5.900%	4/1/17	30,000	34,752	(c)
Multi-Utilities — 0.2%
Dominion Resources Inc., Senior Notes	5.700%	9/17/12	645,000	681,139
Total Utilities				3,330,826
Total Corporate Bonds & Notes (Cost — $87,108,852)				87,343,779

See Notes to Financial Statements.

28	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Schedule of investments (cont’d)

July 31, 2011

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Municipal Bonds — 1.6%
Alabama — 0.0%
Birmingham, AL, Commercial Development Authority Revenue, Civic Center Improvements Project	5.500%	4/1/41	$30,000	$30,450
California — 0.4%
California State, GO, Build America Bonds	7.300%	10/1/39	280,000	333,001
Los Angeles, CA, Department of Airports Revenue	5.250%	5/15/39	50,000	51,378
Los Angeles, CA, Department of Airports Revenue, Los Angeles International Airport	5.000%	5/15/35	70,000	70,590
Los Angeles, CA, Department of Water & Power Revenue, Build America Bonds	6.574%	7/1/45	210,000	247,838
San Mateo County, CA, Community College District, GO	5.000%	9/1/38	20,000	20,088
Santa Clara Valley Transportation Authority, Sales Tax Revenue, Build America Bonds	5.876%	4/1/32	300,000	328,020
Total California				1,050,915
Florida — 0.3%
Florida Educational Loan Marketing Corp., Education Loan Revenue	0.375%	12/1/38	1,000,000	832,500	(a)(d)(j)
Georgia — 0.1%
Metropolitan Atlanta, GA, Rapid Transit Authority, Sales Tax Revenue	5.000%	7/1/39	50,000	50,063
Municipal Electric Authority, GA, Build America Bonds, Plant Vogtle Units 3&4 Project J	6.637%	4/1/57	180,000	178,486
Municipal Electric Authority, GA, Build America Bonds, Plant Vogtle Units 3&4 Project M	6.655%	4/1/57	100,000	97,469
Total Georgia				326,018
Illinois — 0.3%
Chicago, IL, O’Hare International Airport Revenue	5.500%	1/1/31	80,000	82,909
Chicago, IL, O’Hare International Airport Revenue	5.625%	1/1/35	40,000	41,491
Illinois State, GO	5.665%	3/1/18	300,000	319,170
Illinois State, GO	5.877%	3/1/19	310,000	328,563
Total Illinois				772,133
Nevada — 0.0%
Clark County, NV, Passenger Facility Charge Revenue, Las Vegas Macarran International Airport	5.250%	7/1/39	50,000	50,404
New York — 0.0%
Liberty, NY, Development Corporation Revenue, Goldman Sachs Headquarters	5.250%	10/1/35	110,000	110,442
Oregon — 0.0%
Oregon State, GO, Taxable Pension	5.892%	6/1/27	100,000	111,059

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	29

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Pennsylvania — 0.5%
Pennsylvania State Higher Education Assistance Agency, Student Loan Revenue	0.239%	6/1/47	$1,725,000	$1,569,750	(a)(d)
Total Municipal Bonds (Cost — $4,649,803)				4,853,671
Sovereign Bonds — 0.4%
Mexico — 0.2%
United Mexican States, Medium-Term Notes	5.625%	1/15/17	4,000	4,590
United Mexican States, Medium-Term Notes	6.750%	9/27/34	219,000	264,442
United Mexican States, Medium-Term Notes	6.050%	1/11/40	112,000	124,040
Total Mexico				393,072
Russia — 0.2%
RSHB Capital, Loan Participation Notes, Senior Secured Bonds	6.299%	5/15/17	180,000	193,275	(c)
Russian Foreign Bond-Eurobond, Senior Bonds	7.500%	3/31/30	406,550	486,844	(c)
Total Russia				680,119
Total Sovereign Bonds (Cost — $988,729)				1,073,191
U.S. Government & Agency Obligations — 16.6%
U.S. Government Agencies — 3.9%
Farmer Mac, Guaranteed Trust	5.125%	4/19/17	900,000	1,036,322	(c)
Federal Home Loan Mortgage Corp. (FHLMC), Notes	2.500%	5/27/16	110,000	114,722
Federal National Mortgage Association (FNMA), Bonds	6.625%	11/15/30	175,000	228,506
Federal National Mortgage Association (FNMA), Debentures	0.000%	10/9/19	2,010,000	1,455,833
Federal National Mortgage Association (FNMA), Notes	6.000%	4/18/36	110,000	123,063
Federal National Mortgage Association (FNMA), Senior Notes	3.625%	2/12/13	360,000	377,449
Federal National Mortgage Association (FNMA), Senior Notes	4.375%	10/15/15	370,000	416,012
Federal National Mortgage Association (FNMA), Senior Notes	5.625%	7/15/37	165,000	193,120
Federal National Mortgage Association (FNMA), STRIPS	0.000%	2/1/19	210,000	157,799
Federal National Mortgage Association (FNMA), Subordinated Notes	5.250%	8/1/12	730,000	765,827
Federal National Mortgage Association (FNMA), Subordinated Notes	4.625%	5/1/13	670,000	715,532
Financing Corp. (FICO) Strip, Bonds	0.000%	11/2/18	410,000	341,461
Financing Corp. (FICO) Strip, Debentures	0.000%	2/8/18	120,000	103,448
Financing Corp. (FICO) Strip, Debentures	0.000%	5/11/18	440,000	374,879
Financing Corp. (FICO) Strip, Debentures	0.000%	8/3/18	710,000	598,462
Financing Corp. (FICO) Strip, Debentures	0.000%	3/7/19	2,360,000	1,934,263
Financing Corp. (FICO) Strip, Debentures	0.000%	6/6/19	60,000	48,520

See Notes to Financial Statements.

30	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Schedule of investments (cont’d)

July 31, 2011

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
U.S. Government Agencies — continued
Financing Corp. (FICO) Strip, Notes	0.000%	4/6/18	$350,000	$299,544
Financing Corp. (FICO) Strip, Notes	0.000%	8/3/18	420,000	354,019
Financing Corp. (FICO) Strip, Notes	0.000%	9/26/19	930,000	739,383
Tennessee Valley Authority, Bonds	5.980%	4/1/36	780,000	936,541
Tennessee Valley Authority, Notes	5.250%	9/15/39	270,000	297,108
Total U.S. Government Agencies				11,611,813
U.S. Government Obligations — 12.7%
U.S. Treasury Bonds	4.375%	11/15/39	3,970,000	4,144,307
U.S. Treasury Bonds	4.375%	5/15/40	1,300,000	1,355,050
U.S. Treasury Bonds	4.750%	2/15/41	4,580,000	5,073,783
U.S. Treasury Bonds	4.375%	5/15/41	2,975,000	3,097,261
U.S. Treasury Notes	1.375%	2/15/13	80,000	81,306
U.S. Treasury Notes	0.500%	5/31/13	20,000	20,058
U.S. Treasury Notes	1.875%	2/28/14	120,000	124,378
U.S. Treasury Notes	1.750%	5/31/16	7,360,000	7,516,371
U.S. Treasury Notes	1.500%	6/30/16	560,000	564,377
U.S. Treasury Notes	2.375%	5/31/18	6,130,000	6,257,424
U.S. Treasury Notes	3.625%	2/15/21	180,000	193,177
U.S. Treasury Notes	3.125%	5/15/21	1,870,000	1,921,417
U.S. Treasury Strip Principal (STRIPS)	0.000%	11/15/21	2,470,000	1,791,857
U.S. Treasury Strip Principal (STRIPS)	0.000%	2/15/25	8,730,000	5,312,196
U.S. Treasury Strip Principal (STRIPS)	0.000%	5/15/30	1,720,000	797,327
Total U.S. Government Obligations				38,250,289
Total U.S. Government & Agency Obligations (Cost — $46,616,705)				49,862,102
U.S. Treasury Inflation Protected Securities — 2.6%
U.S. Treasury Bonds, Inflation Indexed	2.375%	1/15/25	617,274	750,036
U.S. Treasury Bonds, Inflation Indexed	2.000%	1/15/26	591,926	687,513
U.S. Treasury Bonds, Inflation Indexed	2.375%	1/15/27	235,269	286,367
U.S. Treasury Bonds, Inflation Indexed	1.750%	1/15/28	2,178,449	2,445,990	(k)
U.S. Treasury Bonds, Inflation Indexed	2.500%	1/15/29	673,478	836,376
U.S. Treasury Bonds, Inflation Indexed	3.875%	4/15/29	1,291,870	1,885,828
U.S. Treasury Bonds, Inflation Indexed	2.125%	2/15/40	668,992	788,679
Total U.S. Treasury Inflation Protected Securities (Cost — $6,426,044)				7,680,789

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	31

Legg Mason Western Asset Core Bond Fund

Security	Rate		Shares	Value
Convertible Preferred Stocks — 0.0%
Financials — 0.0%
Thrifts & Mortgage Finance — 0.0%
Federal National Mortgage Association (FNMA) (Cost — $95,000)	5.375%		1	$9,125	*
Preferred Stocks — 0.0%
Financials — 0.0%
Thrifts & Mortgage Finance — 0.0%
Federal National Mortgage Association (FNMA) (Cost — $58,520)	7.000%		1,100	4,180	*(a)

		Expiration Date	Contracts
Purchased Options — 0.0%
Eurodollar Mid Curve 1-Year Futures, Put @ $99.00		9/16/11	45	1,125
U.S. Treasury 10-Year Notes Futures, Call @ $124.00		8/26/11	22	48,125
Total Purchased Options (Cost — $16,390)				49,250
Total Investments before Short-Term Investments (Cost — $297,615,188)				295,954,903

		Maturity Date	Face Amount
Short-Term Investments — 14.3%
U.S. Government Agencies — 4.3%
Federal Home Loan Mortgage Corp. (FHLMC), Discount Notes	0.200%	11/1/11	$4,700,000	4,698,557	(l)
Federal National Mortgage Association (FNMA), Discount Notes	0.110%	12/12/11	2,900,000	2,898,608	(l)
Federal National Mortgage Association (FNMA), Discount Notes	0.090%	2/1/12	5,400,000	5,395,864	(l)
Total U.S. Government Agencies (Cost — $12,993,937)				12,993,029
Repurchase Agreements — 10.0%
Morgan Stanley tri-party repurchase agreement dated 7/29/11; Proceeds at maturity — $30,043,401; (Fully collateralized by U.S. government agency obligations, 2.250% due 4/24/12; Market value — $30,644,330) (Cost — $30,043,000)	0.160%	8/1/11	30,043,000	30,043,000
Total Short-Term Investments (Cost — $43,036,937)				43,036,029
Total Investments — 113.1% (Cost — $340,652,125#)				338,990,932
Liabilities in Excess of Other Assets — (13.1)%				(39,371,971)
Total Net Assets — 100.0%				$299,618,961

*	Non-income producing security.

(a)	Variable rate security. Interest rate disclosed is as of the most recent information available.

(b)	This security is traded on a to-be-announced (“TBA”) basis (See Note 1).

See Notes to Financial Statements.

32	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Schedule of investments (cont’d)

July 31, 2011

Legg Mason Western Asset Core Bond Fund

(c)

Security is exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions that are exempt from registration, normally to qualified institutional buyers. This security has been deemed liquid pursuant to guidelines approved by the Board of Trustees, unless otherwise noted.

(d)	Security is valued in good faith in accordance with procedures approved by the Board of Trustees (See Note 1).

(e)	Illiquid security (unaudited).

(f)	Security has no maturity date. The date shown represents the next call date.

(g)	The coupon payment on these securities is currently in default as of July 31, 2011.

(h)	Value is less than $1.

(i)	The maturity principal is currently in default as of July 31, 2011.

(j)	Income from this issue is considered a preference item for purposes of calculating the alternative minimum tax (“AMT”).

(k)	All or a portion of this security is held at the broker as collateral for open futures contracts.

(l)	Rate shown represents yield-to-maturity.

#	Aggregate cost for federal income tax purposes is $341,078,165.

Abbreviations used in this schedule:
GO	— General Obligation
IO	— Interest Only
PAC	— Planned Amortization Class
STRIPS	— Separate Trading of Registered Interest and Principal Securities

Schedule of Written Options
Security	Expiration Date	Strike Price	Contracts	Value
Eurodollar Futures, Call	3/19/12	$99.38	26	$14,788
Eurodollar Futures, Call	3/19/12	99.50	31	10,656
Eurodollar Futures, Call	3/19/12	99.25	18	14,625
Eurodollar Futures, Put	3/19/12	99.38	26	8,938
Eurodollar Futures, Put	3/19/12	99.50	31	13,369
Eurodollar Futures, Put	3/19/12	99.25	18	4,950
Eurodollar Mid Curve 1-Year Futures, Put	9/16/11	98.25	45	281
U.S. Treasury 10-Year Notes Futures, Call	8/26/11	125.50	15	13,125
U.S. Treasury 10-Year Notes Futures, Put	8/26/11	122.00	18	3,656
U.S. Treasury 10-Year Notes Futures, Put	8/26/11	121.50	15	2,578
U.S. Treasury 10-Year Notes Futures, Put	8/26/11	120.00	22	2,406
Total Written Options (Premiums received — $122,333)				$89,372

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	33

Statement of assets and liabilities

July 31, 2011

Assets:
Investments, at value (Cost — $310,609,125)	$308,947,932
Repurchase agreements, at value (Cost — $30,043,000)	30,043,000
Cash	21,442,464
Receivable for securities sold	50,566,376
Interest receivable	1,929,810
Receivable for Fund shares sold	924,304
Swaps, at value (net premiums paid — $553,096)	838,506
Deposits with brokers for swap contracts	200,000
Receivable for open swap contracts	49,317
Principal paydown receivable	10,683
Prepaid expenses	33,132
Other receivables	1,945
Total Assets	414,987,469

Liabilities:
Payable for securities purchased	109,947,515
Payable for Fund shares repurchased	3,167,176
Swaps, at value (net premium received — $225,371)	1,278,771
Payable to broker — variation margin on open futures contracts	350,551
Investment management fee payable	139,119
Written options, at value (premiums received $122,333)	89,372
Service and/or distribution fees payable	85,135
Payable for open swap contracts	53,599
Distributions payable	21,881
Trustees’ fees payable	15,808
Accrued expenses	219,581
Total Liabilities	115,368,508
Total Net Assets	$299,618,961

Net Assets:
Par value (Note 7)	$255
Paid-in capital in excess of par value	304,159,951
Undistributed net investment income	49,721
Accumulated net realized loss on investments, futures contracts, written options and swap contracts	(1,442,170)
Net unrealized depreciation on investments, futures contracts, written options and swap contracts	(3,148,796)
Total Net Assets	$299,618,961

See Notes to Financial Statements.

34	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Statement of assets and liabilities (cont’d)

July 31, 2011

Shares Outstanding:
Class A	20,774,511
Class B	1,031,993
Class C	3,627,615
Class R	106,344

Net Asset Value:
Class A (and redemption price)	$11.73
Class B*	$11.71
Class C*	$11.73
Class R (and redemption price)	$11.73
Maximum Public Offering Price Per Share:
Class A (based on maximum initial sales charge of 4.25%)	$12.25

*	Redemption price per share is NAV of Class B and C shares reduced by a 4.50% and 1.00% CDSC, respectively, if shares are redeemed within one year from purchase payment (See Note 2).

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	35

Statement of operations

For the Year Ended July 31, 2011

Investment Income:
Interest	$10,429,073

Expenses:
Investment management fee (Note 2)	1,660,881
Service and/or distribution fees (Notes 2 and 5)	1,038,623
Transfer agent fees (Note 5)	357,042
Registration fees	85,550
Shareholder reports	51,814
Audit and tax	40,374
Legal fees	23,928
Fund accounting fees	17,622
Custody fees	10,540
Insurance	9,729
Trustees’ fees	4,374
Miscellaneous expenses	973
Total Expenses	3,301,450
Less: Fee waivers and/or expense reimbursements (Notes 2 and 5)	(2,673)
Net Expenses	3,298,777
Net Investment Income	7,130,296

Realized and Unrealized Gain (Loss) on Investments, Futures Contracts, Written Options and Swap Contracts (Notes 1, 3 and 4):
Net Realized Gain (Loss) From:
Investment transactions	4,346,737
Futures contracts	(1,746,595)
Written options	314,644
Swap contracts	401,701
Net Realized Gain	3,316,487
Change in Net Unrealized Appreciation (Depreciation) From:
Investments	6,664,598
Futures contracts	(128,211)
Written options	137,971
Swap contracts	(375,305)
Change in Net Unrealized Appreciation (Depreciation)	6,299,053
Net Gain on Investments, Futures Contracts, Written Options and Swap Contracts	9,615,540
Increase in Net Assets from Operations	$16,745,836

See Notes to Financial Statements.

36	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Statements of changes in net assets

For the Years Ended July 31,	2011	2010

Operations:
Net investment income	$7,130,296	$8,318,815
Net realized gain	3,316,487	4,677,994
Change in net unrealized appreciation (depreciation)	6,299,053	21,387,396
Proceeds from settlement of a regulatory matter	—	176,335	†
Increase in Net Assets From Operations	16,745,836	34,560,540

Distributions to Shareholders From (Notes 1 and 6):
Net investment income	(7,582,667)	(8,796,841)
Net realized gains	(5,358,307)	(6,683,590)
Decrease in Net Assets From Distributions to Shareholders	(12,940,974)	(15,480,431)

Fund Share Transactions (Note 7):
Net proceeds from sale of shares	83,744,319	93,974,004
Reinvestment of distributions	12,398,780	14,490,228
Cost of shares repurchased	(105,418,935)	(80,288,392)
Increase (Decrease) in Net Assets From Fund Share Transactions	(9,275,836)	28,175,840
Increase (Decrease) in Net Assets	(5,470,974)	47,255,949

Net Assets:
Beginning of year	305,089,935	257,833,986
End of year*	$299,618,961	$305,089,935
* Includes undistributed net investment income of:	$49,721	$373,214

†	The Fund received $40,052, $92,643 and $43,640 from Classes A, B and C shares, respectively, related to this distribution.

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	37

Financial highlights

For a share of each class of beneficial interest outstanding throughout each year ended July 31:
Class A Shares[1]	2011	2010	2009	2008	2007

Net asset value, beginning of year	$11.57	$10.82	$10.73	$11.50	$11.22

Income (loss) from operations:
Net investment income	0.28	0.34	0.41	0.49	0.54
Net realized and unrealized gain (loss)	0.38	1.04	0.13	(0.76)	0.29
Total income (loss) from operations	0.66	1.38	0.54	(0.27)	0.83

Less distributions from:
Net investment income	(0.30)	(0.36)	(0.42)	(0.50)	(0.55)
Net realized gains	(0.20)	(0.27)	(0.03)	—	—
Total distributions	(0.50)	(0.63)	(0.45)	(0.50)	(0.55)

Net asset value, end of year	$11.73	$11.57	$10.82	$10.73	$11.50
Total return[2]	5.86%	13.17%	5.41%	(2.53)%	7.43%[3]

Net assets, end of year (000s)	$243,752	$237,023	$186,742	$197,941	$124,513

Ratios to average net assets:
Gross expenses	1.00%	0.99%	0.93%	0.94%	1.01%[4]
Net expenses[5]	1.00	0.99	0.93	0.94	1.01 [4,6]
Net investment income	2.46	3.08	4.06	4.32	4.66

Portfolio turnover rate[7]	226%	115%	44%	56%	373%

[1]	Per share amounts have been calculated using the average shares method.

[2]

Performance figures, exclusive of sales charges, may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[3]	The investment manager fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.

[4]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 0.99%.

[5]	The impact of compensating balance arrangements, if any, was less than 0.01%.

[6]	Reflects fee waivers and/or expense reimbursements.

[7]

Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 842%, 384%, 342%, 449% and 586% for the years ended July 31, 2011, 2010, 2009, 2008 and 2007, respectively.

See Notes to Financial Statements.

38	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Financial highlights (cont’d)

For a share of each class of beneficial interest outstanding throughout each year ended July 31:
Class B Shares[1]	2011	2010	2009	2008	2007

Net asset value, beginning of year	$11.62	$10.80	$10.72	$11.48	$11.20

Income (loss) from operations:
Net investment income	0.21	0.28	0.36	0.43	0.48
Net realized and unrealized gain (loss)	0.37	1.05	0.11	(0.76)	0.28
Proceeds from settlement of a regulatory matter	—	0.06	—	—	—
Total income (loss) from operations	0.58	1.39	0.47	(0.33)	0.76

Less distributions from:
Net investment income	(0.29)	(0.30)	(0.36)	(0.43)	(0.48)
Net realized gains	(0.20)	(0.27)	(0.03)	—	—
Total distributions	(0.49)	(0.57)	(0.39)	(0.43)	(0.48)

Net asset value, end of year	$11.71	$11.62	$10.80	$10.72	$11.48
Total return[2]	5.19%	13.19%[3]	4.69%	(3.02)%	6.83%[4]

Net assets, end of year (000s)	$12,082	$17,033	$20,434	$27,540	$36,521

Ratios to average net assets:
Gross expenses	1.61%	1.59%	1.52%	1.53%	1.59%[5]
Net expenses[6]	1.61	1.59	1.52	1.53	1.58 [5,7]
Net investment income	1.84	2.50	3.49	3.75	4.10

Portfolio turnover rate[8]	226%	115%	44%	56%	373%

[1]	Per share amounts have been calculated using the average shares method.

[2]

Performance figures, exclusive of CDSC, may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[3]

The total return reflects a payment received due to the settlement of a regulatory matter. Absent this payment, the total return would have been 12.60%. Class B received $92,643 related to this distribution.

[4]	The investment manager fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.

[5]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 1.56%.

[6]	The impact of compensating balance arrangements, if any, was less than 0.01%.

[7]	Reflects fee waivers and/or expense reimbursements.

[8]

Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 842%, 384%, 342%, 449% and 586% for the years ended July 31, 2011, 2010, 2009, 2008 and 2007, respectively.

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	39

For a share of each class of beneficial interest outstanding throughout each year ended July 31:
Class C Shares[1]	2011	2010	2009	2008	2007

Net asset value, beginning of year	$11.58	$10.81	$10.73	$11.49	$11.21

Income (loss) from operations:
Net investment income	0.24	0.30	0.37	0.44	0.49
Net realized and unrealized gain (loss)	0.37	1.04	0.11	(0.75)	0.29
Proceeds from settlement of a regulatory matter	—	0.01	—	—	—
Total income (loss) from operations	0.61	1.35	0.48	(0.31)	0.78

Less distributions from:
Net investment income	(0.26)	(0.31)	(0.37)	(0.45)	(0.50)
Net realized gains	(0.20)	(0.27)	(0.03)	—	—
Total distributions	(0.46)	(0.58)	(0.40)	(0.45)	(0.50)

Net asset value, end of year	$11.73	$11.58	$10.81	$10.73	$11.49
Total return[2]	5.41%	12.86%[3]	4.86%	(2.88)%	6.94%[4]

Net assets, end of year (000s)	$42,538	$50,175	$50,093	$61,366	$57,187

Ratios to average net assets:
Gross expenses	1.42%	1.45%	1.37%	1.39%	1.47%[5]
Net expenses[6]	1.42	1.45	1.37	1.39	1.47 [5,7]
Net investment income	2.04	2.64	3.64	3.88	4.20

Portfolio turnover rate[8]	226%	115%	44%	56%	373%

[1]	Per share amounts have been calculated using the average shares method.

[2]

Performance figures, exclusive of CDSC, may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[3]

The total return reflects a payment received due to the settlement of a regulatory matter. Absent this payment, the total return would have been 12.76%. Class C received $43,640 related to this distribution.

[4]	The investment manager fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.

[5]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 1.45%.

[6]	The impact of compensating balance arrangements, if any, was less than 0.01%.

[7]	Reflects fee waivers and/or expense reimbursements.

[8]

Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 842%, 384%, 342%, 449% and 586% for the years ended July 31, 2011, 2010, 2009, 2008 and 2007, respectively.

See Notes to Financial Statements.

40	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Financial highlights (cont’d)

For a share of each class of beneficial interest outstanding throughout each year ended July 31, unless otherwise noted:
Class R Shares[1]	2011	2010	2009	2008	2007[2]

Net asset value, beginning of year	$11.57	$10.81	$10.73	$11.49	$11.73

Income (loss) from operations:
Net investment income	0.24	0.30	0.36	0.46	0.28
Net realized and unrealized gain (loss)	0.37	1.05	0.12	(0.75)	(0.21)
Total income (loss) from operations	0.61	1.35	0.48	(0.29)	0.07

Less distributions from:
Net investment income	(0.25)	(0.32)	(0.37)	(0.47)	(0.31)
Net realized gains	(0.20)	(0.27)	(0.03)	—	—
Total distributions	(0.45)	(0.59)	(0.40)	(0.47)	(0.31)

Net asset value, end of year	$11.73	$11.57	$10.81	$10.73	$11.49
Total return[3]	5.42%	12.80%	4.84%	(2.66)%	0.55%[4]

Net assets, end of year (000s)	$1,247	$859	$565	$479	$261

Ratios to average net assets:
Gross expenses	1.65%	1.49%	1.41%	1.18%	1.45%[5,6]
Net expenses[7]	1.40 [8,9]	1.41 [8,9]	1.41	1.18	1.44 [5,6]
Net investment income	2.06	2.64	3.56	4.07	4.35 [5]

Portfolio turnover rate[10]	226%	115%	44%	56%	373%

[1]	Per share amounts have been calculated using the average shares method.

[2]	For the period December 28, 2006 (inception date) to July 31, 2007.

[3]

Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[4]	The investment manager fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.

[5]	Annualized.

[6]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 1.43%.

[7]	The impact of compensating balance arrangements, if any, was less than 0.01%.

[8]	Reflects fee waivers and/or expense reimbursements.

[9]

As a result of an expense limitation arrangement effective September 18, 2009, the ratio of expenses, other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class R shares did not exceed 1.40%. This expense limitation arrangement cannot be terminated prior to December 31, 2012 without the Board of Trustees’ consent.

[10]

Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 842%, 384%, 342%, 449% and 586% for the years ended July 31, 2011, 2010, 2009, 2008 and 2007, respectively.

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	41

Notes to financial statements

1. Organization and significant accounting policies

Legg Mason Western Asset Core Bond Fund (the “Fund”) is a separate diversified investment series of Legg Mason Partners Income Trust (the “Trust”). The Trust, a Maryland statutory trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company.

The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ. Subsequent events have been evaluated through the date the financial statements were issued.

(a) Investment valuation. Debt securities are valued at the mean between the last quoted bid and asked prices provided by an independent pricing service, which are based on transactions in debt obligations, quotations from bond dealers, market transactions in comparable securities and various other relationships between securities. Publicly traded foreign government debt securities are typically traded internationally in the over-the-counter market, and are valued at the mean between the last quoted bid and asked prices as of the close of business of that market. Futures contracts are valued daily at the settlement price established by the board of trade or exchange on which they are traded. Equity securities for which market quotations are available are valued at the last reported sales price or official closing price on the primary market or exchange on which they trade. When reliable prices are not readily available, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Fund calculates its net asset value, the Fund values these securities as determined in accordance with procedures approved by the Fund’s Board of Trustees. Short-term obligations with maturities of 60 days or less are valued at amortized cost, which approximates fair value.

The Fund has adopted Financial Accounting Standards Board Codification Topic 820 (“ASC Topic 820”). ASC Topic 820 establishes a single definition of fair value, creates a three-tier hierarchy as a framework for measuring fair value based on inputs used to value the Fund’s investments, and requires additional disclosure about fair value. The hierarchy of inputs is summarized below.

•	Level 1 — quoted prices in active markets for identical investments

•	Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 — significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

42	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Notes to financial statements (cont’d)

The Fund uses valuation techniques to measure fair value that are consistent with the market approach and/or income approach, depending on the type of security and the particular circumstance. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable securities. The income approach uses valuation techniques to discount estimated future cash flows to present value.

The following is a summary of the inputs used in valuing the Fund’s assets and liabilities carried at fair value:

ASSETS
Description	Quoted Prices (Level 1)	Other Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)		Total
Long-term investments†:
Mortgage-backed securities	—	$92,971,498	—		$92,971,498
Asset-backed securities	—	7,471,176	$980,000		8,451,176
Collateralized mortgage obligations	—	43,317,746	338,396		43,656,142
Corporate bonds & notes	—	87,343,779	0	*	87,343,779
Municipal bonds	—	2,451,421	2,402,250		4,853,671
Sovereign bonds	—	1,073,191	—		1,073,191
U.S. government & agency obligations	—	49,862,102	—		49,862,102
U.S. treasury inflation protected securities	—	7,680,789	—		7,680,789
Convertible preferred stocks	$9,125	—	—		9,125
Preferred stocks	—	4,180	—		4,180
Purchased options	49,250	—	—		49,250
Total long-term investments	$58,375	$292,175,882	$3,720,646		$295,954,903
Short-term investments†	—	43,036,029	—		43,036,029
Total investments	$58,375	$335,211,911	$3,720,646		$338,990,932
Other financial instruments:
Futures contracts	$231,992	—	—		231,992
Credit default swaps on credit indices — buy protection‡	—	838,506	—		838,506
Total other financial instruments	$231,992	$838,506	—		$1,070,498
Total	$290,367	$336,050,417	$3,720,646		$340,061,430

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	43

LIABILITIES
Description	Quoted Prices (Level 1)	Other Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Other financial instruments:
Written options	$89,372	—	—	$89,372
Futures contracts	984,566	—	—	984,566
Interest rate swaps	—	$866,937	—	866,937
Credit default swaps on credit indices — sell protection‡	—	365,333	—	365,333
Total return swaps‡	—	46,501	—	46,501
Total	$1,073,938	$1,278,771	—	$2,352,709

*	Value is less than $1.

†	See Schedule of Investments for additional detailed categorizations.

‡	Values include any premiums paid or received with respect to swap contracts.

The following is a reconciliation of investments in which significant unobservable inputs (Level 3) were used in determining fair value:

Investments in Securities	Asset- Backed Securities	Collateralized Mortgage Obligations	Corporate Bonds & Notes		Municipal Bonds	Total
Balance as of July 31, 2010	$902,000	$15,104	$3,992		$1,770,000	$2,691,096
Accrued premiums/discounts	1,568	—	(556)		5,616	6,628
Realized gain (loss)[1]	4,451	—	—		31,402	35,853
Change in unrealized appreciation (depreciation)[2]	21,981	(3,097)	(4,077)		36,482	51,289
Net purchases (sales)	50,000	326,389	641		558,750	935,780
Transfers into Level 3	—	—	—		—	—
Transfers out of Level 3	—	—	—		—	—
Balance as of July 31, 2011	$980,000	$338,396	$0	*	$2,402,250	$3,720,646
Net change in unrealized appreciation (depreciation) for investments in securities still held at July 31, 2011[2]	$(439)	$(3,097)	$(4,077)		$36,482	$28,869

[1]	This amount is included in net realized gain (loss) from investment transactions in the accompanying Statement of Operations.

[2]

This amount is included in the change in net unrealized appreciation (depreciation) in the accompanying Statement of Operations. Change in unrealized appreciation (depreciation) includes net unrealized appreciation (depreciation) resulting from changes in investment values during the reporting period and the reversal of previously recorded unrealized appreciation (depreciation) when gains or losses are realized.

*	Value is less than $1.

(b) Repurchase agreements. The Fund may enter into repurchase agreements with institutions that its investment adviser has determined are creditworthy. Each repurchase agreement is recorded at cost. Under the terms of a typical repurchase agreement, the Fund acquires a debt security subject to an obligation of the seller to repurchase, and of the Fund to resell, the security at an agreed-upon price and time, thereby determining the yield during the Fund’s holding period. When entering into repurchase agreements, it is the Fund’s policy that its custodian or a third party

44	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Notes to financial statements (cont’d)

custodian, acting on the Fund’s behalf, take possession of the underlying collateral securities, the market value of which, at all times, at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction maturity exceeds one business day, the value of the collateral is marked-to-market and measured against the value of the agreement in an effort to ensure the adequacy of the collateral. If the counterparty defaults, the Fund generally has the right to use the collateral to satisfy the terms of the repurchase transaction. However, if the market value of the collateral declines during the period in which the Fund seeks to assert its rights or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Fund may be delayed or limited.

(c) Futures contracts. The Fund uses futures contracts generally to gain exposure to, or hedge against, changes in interest rates or gain exposure to, or hedge against changes in certain asset classes. A futures contract represents a commitment for the future purchase or sale of an asset at a specified price on a specified date.

Upon entering into a futures contract, the Fund is required to deposit cash or cash equivalents with a broker in an amount equal to a certain percentage of the contract amount. This is known as the “initial margin” and subsequent payments (“variation margin”) are made or received by the Fund each day, depending on the daily fluctuation in the value of the contract. For certain futures, including foreign denominated futures, variation margin is not settled daily, but is recorded as a net variation margin payable or receivable. Futures contracts are valued daily at the settlement price established by the board of trade or exchange on which they are traded. The daily changes in contract value are recorded as unrealized gains or losses in the Statement of Operations and the Fund recognizes a realized gain or loss when the contract is closed.

Futures contracts involve, to varying degrees, risk of loss in excess of the amounts reflected in the financial statements. In addition, there is the risk that the Fund may not be able to enter into a closing transaction because of an illiquid secondary market.

(d) Written options. When the Fund writes an option, an amount equal to the premium received by the Fund is recorded as a liability, the value of which is marked-to-market daily to reflect the current market value of the option written. If the option expires, the premium received is recorded as a realized gain. When a written call option is exercised, the difference between the premium received plus the option exercise price and the Fund’s basis in the underlying security (in the case of a covered written call option), or the cost to purchase the underlying security (in the case of an uncovered written call option), including brokerage commission, is recognized as a realized gain or loss. When a written put option is exercised, the amount of the premium received is subtracted from the cost of the security purchased by the Fund from the exercise of the written put option to form the Fund’s basis in the underlying security purchased. The writer or buyer of an option traded on an exchange can liquidate the position before the exercise of the option by

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	45

entering into a closing transaction. The cost of a closing transaction is deducted from the original premium received resulting in a realized gain or loss to the Fund.

The risk in writing a covered call option is that the Fund may forego the opportunity of profit if the market price of the underlying security increases and the option is exercised. The risk in writing a put option is that the Fund may incur a loss if the market price of the underlying security decreases and the option is exercised. The risk in writing an uncovered call option is that the Fund is exposed to the risk of loss if the market price of the underlying security increases. In addition, there is the risk that the Fund may not be able to enter into a closing transaction because of an illiquid secondary market.

(e) Mortgage dollar rolls. The Fund may enter into mortgage dollar rolls in which the Fund sells mortgage-backed securities for delivery in the current month, realizing a gain or loss, and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities to settle on a specified future date.

The Fund executes its mortgage dollar rolls entirely in the to-be-announced (“TBA”) market, whereby the Fund makes a forward commitment to purchase a security and, instead of accepting delivery, the position is offset by a sale of the security with a simultaneous agreement to repurchase at a future date. The Fund accounts for mortgage dollar rolls as purchases and sales.

The risk of entering into mortgage dollar rolls is that the market value of the securities the Fund is obligated to repurchase under the agreement may decline below the repurchase price. In the event the buyer of securities under a mortgage dollar roll files for bankruptcy or becomes insolvent, the Fund’s use of the proceeds of the mortgage dollar roll may be restricted pending a determination by the counterparty, or its trustee or receiver, whether to enforce the Fund’s obligation to repurchase the securities.

(f) Securities traded on a to-be-announced basis. The Fund may trade securities on a TBA basis. In a TBA transaction, the Fund commits to purchasing or selling securities which have not yet been issued by the issuer and for which specific information, such as the face amount, maturity date and underlying pool of investments in U.S. government agency mortgage pass-through securities, is not announced. Securities purchased on a TBA basis are not settled until they are delivered to the Fund. Beginning on the date the Fund enters into a TBA transaction, cash, U.S. government securities or other liquid high-grade debt obligations are segregated in an amount equal in value to the purchase price of the TBA security. These securities are subject to market fluctuations and their current value is determined in the same manner as for other securities.

(g) Stripped securities. The Fund may invest in “Stripped Securities,” a term used collectively for components, or strips, of fixed income securities. Stripped securities can be principal only securities (“PO”), which are debt obligations that have been stripped of unmatured interest coupons or, interest only securities (“IO”), which are unmatured interest coupons that have been stripped from debt obligations. The market value of Stripped Securities will fluctuate in response to changes in

46	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Notes to financial statements (cont’d)

economic conditions, rates of pre-payment, interest rates and the market’s perception of the securities. However, fluctuations in response to interest rates may be greater in Stripped Securities than for debt obligations of comparable maturities that pay interest currently. The amount of fluctuation may increase with a longer period of maturity.

The yield to maturity on IO’s is sensitive to the rate of principal repayments (including prepayments) on the related underlying debt obligation and principal payments may have a material effect on yield to maturity. If the underlying debt obligation experiences greater than anticipated prepayments of principal, the Fund may not fully recoup its initial investment in IO’s.

(h) Inflation-indexed bonds. Inflation-indexed bonds are fixed-income securities whose principal value or interest rate is periodically adjusted according to the rate of inflation. As the index measuring inflation changes, the principal value or interest rate of inflation-indexed bonds will be adjusted accordingly. Inflation adjustments to the principal amount of inflation-indexed bonds are reflected as an increase or decrease to investment income on the Statement of Operations. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds. For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

(i) Loan participations. The Fund invests in loans arranged through private negotiation between one or more financial institutions. The Fund’s investment in any such loan may be in the form of a participation in or an assignment of the loan. In connection with purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement related to the loan, or any rights of off-set against the borrower and the Fund may not benefit directly from any collateral supporting the loan in which it has purchased the participation.

The Fund assumes the credit risk of the borrower, the lender that is selling the participation and any other persons interpositioned between the Fund and the borrower. In the event of the insolvency of the lender selling the participation, the Fund may be treated as a general creditor of the lender and may not benefit from any off-set between the lender and the borrower.

(j) Swap agreements. The Fund invests in swaps for the purpose of managing its exposure to interest rate, credit or market risk, or for other purposes. The use of swaps involves risks that are different from those associated with ordinary portfolio transactions.

Swap contracts are marked-to-market daily and changes in value are recorded as unrealized appreciation (depreciation). Gains or losses are realized upon termination of the swap agreement. Collateral, in the form of restricted cash or securities, may be required to be held in segregated accounts with the Fund’s custodian in compliance with the terms of the swap contracts. Securities posted as collateral for swap contracts are identified in the Schedule of Investments and restricted cash, if any, is

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	47

identified on the Statement of Assets and Liabilities. Risks may exceed amounts recorded in the Statement of Assets and Liabilities. These risks include changes in the returns of the underlying instruments, failure of the counterparties to perform under the contracts’ terms, and the possible lack of liquidity with respect to the swap agreements.

Payments received or made at the beginning of the measurement period are reflected as a premium or deposit, respectively, on the Statement of Assets and Liabilities. These upfront payments are amortized over the life of the swap and are recognized as realized gain or loss in the Statement of Operations. Net periodic payments received or paid by the Fund are recognized as a realized gain or loss in the Statement of Operations.

The Fund’s maximum exposure in the event of a defined credit event on a credit default swap to sell protection is the notional amount. As of July 31, 2011, the total notional value of all credit default swaps to sell protection is $3,049,000. This amount would be offset by the value of the swap’s reference entity, upfront premiums received on the swap and any amounts received from the settlement of a credit default swap where the Fund bought protection for the same referenced security/entity.

For average notional amounts of swaps held during the year ended July 31, 2011, see Note 4.

Credit default swaps

The Fund enters into credit default swap (“CDS”) contracts for investment purposes, to manage its credit risk or to add leverage. CDS agreements involve one party making a stream of payments to another party in exchange for the right to receive a specified return in the event of a default by a third party, typically corporate or sovereign issuers, on a specified obligation, or in the event of a write-down, principal shortfall, interest shortfall or default of all or part of the referenced entities comprising a credit index. The Fund may use a CDS to provide protection against defaults of the issuers (i.e., to reduce risk where the Fund has exposure to an issuer) or to take an active long or short position with respect to the likelihood of a particular issuer’s default. As a seller of protection, the Fund generally receives an upfront payment or a stream of payments throughout the term of the swap provided that there is no credit event. If the Fund is a seller of protection and a credit event occurs, as defined under the terms of that particular swap agreement, the maximum potential amount of future payments (undiscounted) that the Fund could be required to make under a credit default swap agreement would be an amount equal to the notional amount of the agreement. These amounts of potential payments will be partially offset by any recovery of values from the respective referenced obligations. As a seller of protection, the Fund effectively adds leverage to its portfolio because, in addition to its total net assets, the Fund is subject to investment exposure on the notional amount of the swap. As a buyer of protection, the Fund generally receives an amount up to the notional value of the swap if a credit event occurs.

Implied spreads are the theoretical prices a lender receives for credit default protection. When spreads rise, market perceived credit risk rises and when spreads fall, market perceived credit risk falls. The implied credit spread of a particular referenced

48	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Notes to financial statements (cont’d)

entity reflects the cost of buying/selling protection and may include upfront payments required to enter into the agreement. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the referenced entity’s credit soundness and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. Credit spreads utilized in determining the period end market value of credit default swap agreements on corporate or sovereign issues are disclosed in the Notes to Financial Statements and serve as an indicator of the current status of the payment/performance risk and represent the likelihood or risk of default for credit derivatives. For credit default swap agreements on asset-backed securities and credit indices, the quoted market prices and resulting values, particularly in relation to the notional amount of the contract as well as the annual payment rate, serve as an indication of the current status of the payment/performance risk.

The Fund’s maximum risk of loss from counterparty risk, as the protection buyer, is the fair value of the contract (this risk is mitigated by the posting of collateral by the counterparty to the Fund to cover the Fund’s exposure to the counterparty). As the protection seller, the Fund’s maximum risk is the notional amount of the contract. Credit default swaps are considered to have credit risk-related contingent features since they require payment by the protection seller to the protection buyer upon the occurrence of a defined credit event.

Entering into a CDS agreement involves, to varying degrees, elements of credit, market and documentation risk in excess of the related amounts recognized on the Statement of Assets and Liabilities. Such risks involve the possibility that there will be no liquid market for these agreements, that the counterparty to the agreement may default on its obligation to perform or disagree as to the meaning of the contractual terms in the agreement, and that there will be unfavorable changes in net interest rates.

Interest rate swaps

The Fund enters into interest rate swap contracts to manage its exposure to interest rate risk. Interest rate swaps are agreements between two parties to exchange cash flows based on a notional principal amount. The Fund may elect to pay a fixed rate and receive a floating rate, or, receive a fixed rate and pay a floating rate on a notional principal amount. Interest rate swaps are marked-to-market daily based upon quotations from market makers and the change, if any, is recorded as an unrealized gain or loss in the Statement of Operations. When a swap contract is terminated early, the Fund records a realized gain or loss equal to the difference between the original cost and the settlement amount of the closing transaction.

The risks of interest rate swaps include changes in market conditions that will affect the value of the contract or changes in the present value of the future cash flow streams and the possible inability of the counterparty to fulfill its obligations under the agreement. The Fund’s maximum risk of loss from counterparty credit risk is the discounted net value of the cash flows to be received from the counterparty over the contract’s remaining life, to the extent that that amount is positive. This risk is mitigated by the posting of collateral by the counterparty to the Fund to cover the Fund’s exposure to the counterparty.

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	49

Total return swaps

The Fund enters into total return swaps for investment purposes. Total return swaps are agreements to exchange the return generated by one instrument for the return generated by another instrument. For example, the agreement to pay a predetermined or fixed interest rate in exchange for a market-linked return based on a notional amount. To the extent the total return of a referenced index or instrument exceeds the offsetting interest obligation, the Fund will receive a payment from the counterparty. To the extent it is less, the Fund will make a payment to the counterparty.

(k) Credit and market risk. The Fund invests in high-yield and emerging market instruments that are subject to certain credit and market risks. The yields of high-yield and emerging market debt obligations reflect, among other things, perceived credit and market risks. The Fund’s investment in securities rated below investment grade typically involve risks not associated with higher rated securities including, among others, greater risk related to timely and ultimate payment of interest and principal, greater market price volatility and less liquid secondary market trading. The consequences of political, social, economic or diplomatic changes may have disruptive effects on the market prices of investments held by the Fund. The Fund’s investment in non-U.S. dollar denominated securities may also result in foreign currency losses caused by devaluations and exchange rate fluctuations.

Investments in securities that are collateralized by residential real estate mortgages are subject to certain credit and liquidity risks. When market conditions result in an increase in default rates of the underlying mortgages and foreclosure values of underlying real estate properties are materially below the outstanding amount of these underlying mortgages, collection of the full amount of accrued interest and principal on these investments may be doubtful. Such market conditions may significantly impair the value and liquidity of these investments and may result in a lack of correlation between their credit ratings and values.

(l) Counterparty risk and credit-risk-related contingent features of derivative instruments. The Fund may invest in certain securities or engage in other transactions, where the Fund is exposed to counterparty credit risk in addition to broader market risks. The Fund may invest in securities of issuers, which may also be considered counterparties as trading partners in other transactions. This may increase the risk of loss in the event of default or bankruptcy by the counterparty or if the counterparty otherwise fails to meet its contractual obligations. The Fund’s investment manager attempts to mitigate counterparty risk by (i) periodically assessing the creditworthiness of its trading partners, (ii) monitoring and/or limiting the amount of its net exposure to each individual counterparty based on its assessment and (iii) requiring collateral from the counterparty for certain transactions. Market events and changes in overall economic conditions may impact the assessment of such counterparty risk by the investment manager. In addition, declines in the values of underlying collateral received may expose the Fund to increased risk of loss.

50	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Notes to financial statements (cont’d)

The Fund has entered into master agreements with certain of its derivative counterparties that provide for general obligations, representations, agreements, collateral, events of default or termination and credit related contingent features. The credit related contingent features include, but are not limited to, a percentage decrease in the Fund’s net assets or NAV over a specified period of time. If these credit related contingent features were triggered, the derivatives counterparty could terminate the positions and demand payment or require additional collateral.

As of July 31, 2011, the Fund held credit default swaps, written options, total return swaps and interest rate swaps with credit related contingent features which had a liability position of $1,368,143. If a contingent feature in the master agreements would have been triggered, the Fund would have been required to pay this amount to its derivatives counterparties. As of July 31, 2011, the Fund had posted with its counterparties cash and/or securities as collateral to cover the net liability of these derivatives amounting to $200,000, which could be used to reduce the required payment.

(m) Foreign investment risks. The Fund’s investments in foreign securities may involve risks not present in domestic investments. Since securities may be denominated in foreign currencies, may require settlement in foreign currencies or pay interest or dividends in foreign currencies, changes in the relationship of these foreign currencies to the U.S. dollar can significantly affect the value of the investments and earnings of the Fund. Foreign investments may also subject the Fund to foreign government exchange restrictions, expropriation, taxation or other political, social or economic developments, all of which affect the market and/or credit risk of the investments.

(n) Security transactions and investment income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults or a credit event occurs that impacts the issuer, the Fund may halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default or credit event.

(o) Distributions to shareholders. Distributions from net investment income of the Fund are declared each business day to shareholders of record, and are paid monthly. Distributions of net realized gains, if any, are declared at least annually. Distributions to shareholders of the Fund are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(p) Share class accounting. Investment income, common expenses and realized/unrealized gains (losses) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that share class.

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	51

(q) Compensating balance arrangements. The Fund has an arrangement with its custodian bank whereby a portion of the custodian’s fees is paid indirectly by credits earned on the Fund’s cash on deposit with the bank.

(r) Federal and other taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986 (the “Code”), as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute its taxable income and net realized gains, if any, to shareholders in accordance with timing requirements imposed by the Code. Therefore, no federal or state income tax provision is required in the Fund’s financial statements.

Management has analyzed the Fund’s tax positions taken on income tax returns for all open tax years and has concluded that as of July 31, 2011, no provision for income tax is required in the Fund’s financial statements. The Fund’s federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by Internal Revenue Service and state departments of revenue.

(s) Reclassification. GAAP requires that certain components of net assets be reclassified to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share. During the current year, the following reclassifications have been made:

	Undistributed Net Investment Income	Accumulated Net Realized Loss
(a)	$128,878	$(128,878)

(a)

Reclassifications are primarily due to differences between book and tax amortization of premium on fixed income securities, losses from mortgage backed securities treated as capital losses for tax purposes and book/tax differences in the treatment of swap contracts.

2. Investment management agreement and other transactions with affiliates

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Fund’s investment manager and Western Asset Management Company (“Western Asset”) is the Fund’s subadviser. LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

Under the investment management agreement, the Fund pays a management fee, calculated daily and paid monthly, in accordance with the following breakpoint schedule:

Average Daily Net Assets	Annual Rate
First $1 billion	0.550%
Next $1 billion	0.525
Next $3 billion	0.500
Next $5 billion	0.475
Over $10 billion	0.450

LMPFA provides administrative and certain oversight services to the Fund. LMPFA delegates to the subadviser the day-to-day portfolio management of the Fund. For its services, LMPFA pays Western Asset 70% of the net management fee it receives from the Fund.

52	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Notes to financial statements (cont’d)

As a result of an expense limitation arrangement between the Fund and LMPFA, the ratio of expenses other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class R shares did not exceed 1.40%. This expense limitation arrangement cannot be terminated prior to December 31, 2012 without the Board of Trustees’ consent.

During the year ended July 31, 2011, fees waived and/or expenses reimbursed amounted to $2,673.

The investment manager is permitted to recapture amounts previously waived or reimbursed to a class during the same fiscal year if the class’ total annual operating expenses have fallen to a level below the expense limitation (“expense cap”) in effect at the time the fees were earned or the expense incurred. In no case will the manager recapture any amount that would result, on any particular business day of the Fund, in the class’ total annual operating expenses exceeding the expense cap or any other lower limit then in effect.

Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, serves as the Fund’s sole and exclusive distributor.

There is a maximum initial sales charge of 4.25% for Class A shares. There is a contingent deferred sales charge (“CDSC”) of 4.50% on Class B shares, which applies if redemption occurs within one year from purchase payment. This CDSC declines by 0.50% the first year after purchase payment and thereafter by 1.00% per year until no CDSC is incurred. Class C shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. In certain cases, Class A shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. This CDSC only applies to those purchases of Class A shares, which, when combined with current holdings of other share of funds sold by LMIS, equal or exceed $1,000,000 in the aggregate. These purchases do not incur an initial sales charge.

For the year ended July 31, 2011, LMIS and its affiliates received sales charges of approximately $48,000 on sales of the Fund’s Class A shares. In addition, for the year ended July 31, 2011, CDSCs paid to LMIS and its affiliates were approximately:

	Class A		Class B	Class C
CDSCs	$0	*	$21,000	$4,000

*	Amount represents less than $1,000.

Effective July 1, 2011, the Fund no longer offers Class B shares for purchases by new and existing investors. Individual investors who owned Class B shares on June 30, 2011, may continue to hold those shares, but they may not add to their Class B share positions except through dividend reinvestment. Class B shares are also available for incoming exchanges.

The Fund had adopted an unfunded, non-qualified deferred compensation plan (the “Plan”) which allowed non-interested trustees (“Independent Trustees”) to defer the receipt of all or a portion of their fees earned until a later date specified by the Independent Trustees. The deferred balances are reported in the Statement of

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	53

Assets and Liabilities under Trustees’ fees payable and are considered a general obligation of the Fund and any payments made pursuant to the Plan will be made from the Fund’s general assets. The Plan was terminated effective January 1, 2007. This change had no effect on fees previously deferred. As of July 31, 2011, the Fund had accrued $7,426 as deferred compensation payable.

All officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

3. Investments

During the year ended July 31, 2011, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) and U.S. Government & Agency Obligations were as follows:

	Investments	U.S. Government & Agency Obligations
Purchases	$40,661,062	$2,530,889,115
Sales	53,097,004	2,541,850,479

At July 31, 2011, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were as follows:

Gross unrealized appreciation	$14,658,771
Gross unrealized depreciation	(16,746,004)
Net unrealized depreciation	$(2,087,233)

At July 31, 2011, the Fund had the following open futures contracts:

	Number of Contracts	Expiration Date	Basis Value	Market Value	Unrealized Gain (Loss)
Contracts to Buy:
90-Day Eurodollar	17	3/12	$4,227,743	$4,227,263	$(480)
U.S. Treasury 2-Year Notes	100	9/11	21,911,075	21,992,187	81,112
U.S. Treasury Ultra Long-Term Bonds	37	9/11	4,730,808	4,881,688	150,880
					231,512
Contracts to Sell:
90-Day Eurodollar	17	3/13	$4,204,257	$4,214,725	(10,468)
U.S. Treasury 5-Year Notes	1	9/11	120,121	121,445	(1,324)
U.S. Treasury 10-Year Notes	259	9/11	31,835,205	32,553,062	(717,857)
U.S. Treasury 30-Year Bonds	60	9/11	7,433,063	7,687,500	(254,437)
					(984,086)
Net unrealized loss on open futures contracts					$(752,574)

54	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Notes to financial statements (cont’d)

During the year ended July 31, 2011, written option transactions for the Fund were as follows:

	Number of Contracts	Premiums
Written options, outstanding July 31, 2010	251	$137,759
Options written	955	474,562
Options closed	(480)	(279,437)
Options exercised	(173)	(115,525)
Options expired	(288)	(95,026)
Written options, outstanding July 31, 2011	265	$122,333

At July 31, 2011, the Fund held TBA securities with a total cost of $59,510,770.

At July 31, 2011, the Fund held the following swap contracts:

INTEREST RATE SWAPS
Swap Counterparty	Notional Amount	Termination Date	Payments Made By The Fund‡	Payments Received By The Fund‡	Upfront Premiums Paid (Received)	Unrealized Depreciation
Barclay’s Capital Inc.	$700,000	2/15/25	Zero coupon	3-Month LIBOR	—	$(70,238)
Barclay’s Capital Inc.	910,000	2/15/25	Zero coupon	3-Month LIBOR	—	(95,973)
Morgan Stanley & Co. Inc.	1,720,000	2/15/25	Zero coupon	3-Month LIBOR	—	(176,943)
Barclay’s Capital Inc.	2,570,000	2/15/25	Zero coupon	3-Month LIBOR	—	(269,886)
Barclay’s Capital Inc.	2,380,000	2/15/25	Zero coupon	3-Month LIBOR	—	(253,897)
Total	$8,280,000				—	$(866,937)

CREDIT DEFAULT SWAPS ON CREDIT INDICES — SELL PROTECTION[1]
Swap Counterparty (Reference Entity)	Notional Amount[2]	Termination Date	Periodic Payments Received By The Fund‡	Market Value[3]	Upfront Premiums Paid (Received)	Unrealized Appreciation (Depreciation)
JPMorgan Securities Inc. (CMBX NA AM 3)	$1,010,000	12/13/49	0.500% monthly	$(158,233)	$(82,221)	$(76,012)
Goldman Sachs Group Inc. (CMBX NA AM 1)	540,000	10/12/52	0.500% monthly	(52,245)	(24,300)	(27,945)
Credit Suisse First Boston Inc. (CMBX NA AM 1)	620,000	10/12/52	0.500% monthly	(59,985)	(27,513)	(32,472)
JPMorgan Securities Inc. (CMBX NA AM 1)	390,000	10/12/52	0.500% monthly	(37,733)	(39,609)	1,876
Morgan Stanley & Co. Inc. (CMBX NA AM 3)	164,000	12/13/49	0.005% monthly	(25,693)	(20,880)	(4,813)
Credit Suisse First Boston Inc. (CMBX NA AM 1)	173,000	10/12/52	0.005% monthly	(16,738)	(16,057)	(681)
Goldman Sachs Group Inc. (CMBX NA AM 1)	152,000	10/12/52	0.005% monthly	(14,706)	(14,060)	(646)
Total	$3,049,000			$(365,333)	$(224,640)	$(140,693)

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	55

CREDIT DEFAULT SWAPS ON CREDIT INDICES — BUY PROTECTION[4]
Swap Counterparty (Reference Entity)	Notional Amount[2]	Termination Date	Periodic Payments Made By The Fund‡	Market Value[3]	Upfront Premiums Paid (Received)	Unrealized Appreciation (Depreciation)
Credit Suisse First Boston Inc. (CMBX 4 2007-2-AJ)	$1,400,000	2/17/51	0.960% monthly	$466,807	$283,471	$183,336
Credit Suisse First Boston Inc. (CMBX NA AM 4 Index)	440,000	2/17/51	0.500% monthly	77,638	40,991	36,647
Credit Suisse First Boston Inc. (CMBX NA AM 4 Index)	430,000	2/17/51	0.500% monthly	75,873	41,387	34,486
Credit Suisse First Boston Inc. (CMBX 2 2006-2 AAA)	340,000	3/15/49	0.070% monthly	19,763	14,380	5,383
JPMorgan Securities Inc. (CMBX 2 2006-2 AAA)	580,000	3/15/49	0.070% monthly	33,712	25,255	8,457
Goldman Sachs Group Inc. (CMBX 2 2006-2 AAA)	120,000	3/15/49	0.070% monthly	6,975	5,375	1,600
Goldman Sachs Group Inc. (CMBX NA AM 4)	225,000	2/17/51	0.500% monthly	39,701	44,851	(5,150)
Credit Suisse First Boston Inc. (CMBX 3 2007-1 AAA)	155,000	12/13/49	0.080% monthly	11,528	8,234	3,294
Credit Suisse First Boston Inc. (CMBX 3 2007-1 AAA)	400,000	12/13/49	0.080% monthly	29,750	19,500	10,250
Goldman Sachs Group Inc. (CMBX NA AM 4)	149,000	2/17/51	0.500% monthly	26,291	21,233	5,058
Goldman Sachs Group Inc. (CMBX 4 2007-2 AAA)	204,000	2/17/51	0.350% monthly	15,101	15,810	(709)
Credit Suisse First Boston Inc. (CMBX 1 2006-1 AAA)	428,000	10/12/52	0.100% monthly	18,993	17,388	1,605
Goldman Sachs Group Inc. (CMBX 1 2006-1 AAA )	369,000	10/12/52	0.100% monthly	16,374	15,221	1,153
Total	$5,240,000			$838,506	$553,096	$285,410

TOTAL RETURN SWAPS
Swap Counterparty	Notional Amount	Termination Date	Periodic Payments Made By The Fund	Periodic Payments Received By The Fund	Upfront Premiums Paid (Received)	Unrealized Depreciation
JPMorgan Securities Inc.	$170,000	1/1/12	TRX-CMBS*	TRX-CMBS Reset*	—	$(1,125)
Morgan Stanley & Co. Inc.	190,000	1/1/12	TRX-CMBS*	TRX-CMBS Reset*	—	(1,257)
Morgan Stanley & Co. Inc.	190,000	10/1/11	TRX-CMBS*	TRX-CMBS Reset*	—	(814)
Credit Suisse First Boston Inc.	398,886	1/12/40	1-Month LIBOR‡	IOS.FN30.450.09*	—	(3,648)
Goldman Sachs Group Inc.	31,911	1/12/40	1-Month LIBOR‡	IOS.FN30.450.09*	—	(292)
Barclays Capital Inc.	319,109	1/12/40	1-Month LIBOR‡	IOS.FN30.450.09*	—	(2,918)
Goldman Sachs Group Inc.	398,886	1/12/40	1-Month LIBOR‡	IOS.FN30.450.09*	—	(3,648)
Barclays Capital Inc.	884,240	1/12/41	1-Month LIBOR‡	IOS.FN30.500.10*	—	(8,018)
Barclays Capital Inc.	623,217	1/12/39	1-Month LIBOR‡	IOS.FN30.550.08*	—	(5,598)
Morgan Stanley & Co. Inc.	415,478	1/12/39	1-Month LIBOR‡	IOS.FN30.550.08*	—	(3,732)
Goldman Sachs Group Inc.	609,973	1/12/39	1-Month LIBOR‡	IOS.FN30.600.08*	—	(3,906)

56	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Notes to financial statements (cont’d)

TOTAL RETURN SWAPS
Swap Counterparty	Notional Amount	Termination Date	Periodic Payments Made By The Fund	Periodic Payments Received By The Fund	Upfront Premiums Paid (Received)	Unrealized Depreciation
Morgan Stanley & Co. Inc.	$442,120	1/12/41	1-Month LIBOR‡	IOS.FN30.500.10*	$(768)	$(3,241)
Goldman Sachs Group Inc.	571,850	1/12/39	1-Month LIBOR‡	IOS.FN30.600.08*	999	(4,661)
Barclays Capital Inc.	180,583	1/12/41	1-Month LIBOR‡	IOS.FN30.450.10*	(962)	(662)
Morgan Stanley & Co. Inc.	340,000	1/1/12	TRX-CMBS*	TRX-CMBS Reset*	—	(2,250)
Total	$5,766,253				$(731)	$(45,770)

[1]

If the Fund is a seller of protection and a credit event occurs, as defined under the terms of that particular swap agreement, the Fund will either (i) pay to the buyer of protection an amount equal to the notional amount of the swap and take delivery of the referenced obligation or underlying securities comprising the referenced index or (ii) pay a net settlement amount in the form of cash or securities equal to the notional amount of the swap less the recovery value of the referenced obligation or underlying securities comprising the referenced index.

[2]

The maximum potential amount the Fund could be required to pay as a seller of credit protection or receive as a buyer of credit protection if a credit event occurs as defined under the terms of that particular swap agreement.

[3]

The quoted market prices and resulting values for credit default swap agreements on asset-backed securities and credit indices serve as an indicator of the current status of the payment/performance risk and represent the likelihood of an expected liability (or profit) for the credit derivative should the notional amount of the swap agreement been closed/sold as of the period end. Decreasing market values when compared to the notional amount of the swap, represent a deterioration of the referenced entity’s credit soundness and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement.

[4]

If the Fund is a buyer of protection and a credit event occurs, as defined under the terms of that particular swap agreement, the Fund will either (i) receive from the seller of protection an amount equal to the notional amount of the swap and deliver the underlying securities comprising the referenced index or (ii) receive a net settlement amount in the form of cash or securities equal to the notional amount of the swap less the recovery value of the underlying securities comprising the referenced index.

‡	Percentage shown is an annual percentage rate.

*	Periodic payments made/received by the Fund are based on the total return of the referenced entity.

4. Derivative instruments and hedging activities

Financial Accounting Standards Board Codification Topic 815 requires enhanced disclosure about an entity’s derivative and hedging activities.

Below is a table, grouped by derivative type, that provides information about the fair value and the location of derivatives within the Statement of Assets and Liabilities at July 31, 2011.

ASSET DERIVATIVES[1]
	Interest Rate Contracts Risk	Credit Contracts Risk	Total
Purchased options[2]	$49,250	—	$49,250
Futures contracts[3]	231,992	—	231,992
Swap contracts[4]	—	$838,506	838,506
Total	$281,242	$838,506	$1,119,748

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	57

LIABILITY DERIVATIVES[1]
	Interest Rate Contracts Risk	Credit Contracts Risk	Total
Written options	$89,372	—	$89,372
Futures contracts[3]	984,566	—	984,566
Swap contracts[4]	907,992	$370,779	1,278,771
Total	$1,981,930	$370,779	$2,352,709

[1]

Generally, the balance sheet location for asset derivatives is receivables/net unrealized appreciation (depreciation) and for liability derivatives is payables/net unrealized appreciation (depreciation).

[2]	Market value of purchased options is reported in Investments at value in the Statement of Assets and Liabilities.

[3]

Includes cumulative appreciation (depreciation) of futures contracts as reported in the footnotes. Only variation margin is reported within the receivables and/or payables of the Statement of Assets and Liabilities.

[4]	Values include premiums paid (received) on swap contracts which are shown separately in the Statement of Assets and Liabilities

The following tables provide information about the effect of derivatives and hedging activities on the Fund’s Statement of Operations for the year ended July 31, 2011. The first table provides additional detail about the amounts and sources of gains (losses) realized on derivatives during the period. The second table provides additional information about the change in unrealized appreciation (depreciation) resulting from the Fund’s derivatives and hedging activities during the period.

AMOUNT OF REALIZED GAIN (LOSS) ON DERIVATIVES RECOGNIZED
	Interest Rate Contracts Risk	Credit Contracts Risk	Total
Purchased options	$(138,095)	—	$(138,095)
Written options	314,644	—	314,644
Futures contracts	(1,746,595)	—	(1,746,595)
Swap contracts	14,227	$387,474	401,701
Total	$(1,555,819)	$387,474	$(1,168,345)

CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) ON DERIVATIVES RECOGNIZED
	Interest Rate Contracts Risk	Credit Contracts Risk	Total
Purchased options	$(8,070)	—	$(8,070)
Written options	137,971	—	137,971
Futures contracts	(128,211)	—	(128,211)
Swap contracts	10,870	$(386,175)	(375,305)
Total	$12,560	$(386,175)	$(373,615)

During the year ended July 31, 2011, the volume of derivative activity for the Fund was as follows:

Average Market Value
Purchased options	$27,596
Written options	136,029
Futures contracts (to buy)	47,371,856
Futures contracts (to sell)	44,158,535

58	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Notes to financial statements (cont’d)

Average Notional Balance
Interest rate swap contracts	$14,577,308
Credit default swap contracts (to buy protection)	4,664,077
Credit default swap contracts (to sell protection)	3,746,966
Total return swap contracts	2,538,946

5. Class specific expenses, waivers and/or expense reimbursements

The Fund has adopted a Rule 12b-1 distribution plan and under that plan the Fund pays a service fee with respect to its Class A, Class B, Class C and Class R shares calculated at the annual rate of 0.25% of the average daily net assets of each respective class. The Fund also pays a distribution fee with respect to its Class B, Class C and Class R shares calculated at the annual rate of 0.50%, 0.45% and 0.25% of the average daily net assets of each class, respectively. Service and distribution fees are accrued daily and paid monthly.

For the year ended July 31, 2011, class specific expenses were as follows:

	Service and/or Distribution Fees	Transfer Agent Fees
Class A	$600,278	$277,675
Class B	111,667	33,894
Class C	321,254	39,900
Class R	5,424	5,573
Total	$1,038,623	$357,042

For the year ended July 31, 2011, class specific waivers and/or expense reimbursements were as follows:

Waivers/ Expense Reimbursements
Class A	—
Class B	—
Class C	—
Class R	$2,673
Total	$2,673

6. Distributions to shareholders by class

	Year Ended July 31, 2011	Year Ended July 31, 2010
Net Investment Income:
Class A	$6,158,035	$6,839,305
Class B	380,879	507,007
Class C	1,020,414	1,431,605
Class R	23,339	18,924
Total	$7,582,667	$8,796,841

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	59

	Year Ended July 31, 2011	Year Ended July 31, 2010
Net Realized Gains
Class A	$4,246,435	$4,943,140
Class B	270,670	467,540
Class C	821,466	1,259,196
Class R	19,736	13,714
Total	$5,358,307	$6,683,590

7. Shares of beneficial interest

At July 31, 2011, the Trust had an unlimited number of shares of beneficial interest authorized with a par value of $0.00001 per share. The Fund has the ability to issue multiple classes of shares. Each class of shares represents an identical interest and has the same rights, except that each class bears certain direct expenses, including those specifically related to the distribution of its shares.

Transactions in shares of each class were as follows:

	Year Ended July 31, 2011		Year Ended July 31, 2010
	Shares	Amount	Shares	Amount
Class A
Shares sold	6,537,010	$75,853,999	7,344,031	$82,184,908
Shares issued on reinvestment	879,810	10,130,993	1,009,476	11,229,749
Shares repurchased	(7,121,462)	(82,412,798)	(5,135,707)	(57,374,725)
Net increase	295,358	$3,572,194	3,217,800	$36,039,932

Class B
Shares sold	250,171	$2,916,639	294,249	$3,296,077
Shares issued on reinvestment	53,461	614,683	81,596	904,591
Shares repurchased	(737,942)	(8,569,974)	(800,934)	(8,963,520)
Net decrease	(434,310)	$(5,038,652)	(425,089)	$(4,762,852)

Class C
Shares sold	367,675	$4,267,163	725,359	$8,079,543
Shares issued on reinvestment	139,990	1,610,038	209,304	2,323,270
Shares repurchased	(1,214,373)	(14,065,367)	(1,232,856)	(13,748,168)
Net decrease	(706,708)	$(8,188,166)	(298,193)	$(3,345,355)

Class R
Shares sold	60,609	$706,518	37,048	$413,476
Shares issued on reinvestment	3,743	43,066	2,932	32,618
Shares repurchased	(32,281)	(370,796)	(17,945)	(201,979)
Net increase	32,071	$378,788	22,035	$244,115

60	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Notes to financial statements (cont’d)

8. Income tax information and distributions to shareholders

Subsequent to the fiscal year end, the Fund has made the following distributions:

Record Date Payable Date	Class A	Class B	Class C	Class R
Daily 8/31/2011	$0.022424	$0.015235	$0.017901	$0.018485

The tax character of distributions paid during the fiscal years ended July 31, was as follows:

	2011	2010
Distributions Paid From:
Ordinary income	$12,940,974	$14,711,832
Net long-term capital gains	—	768,599
Total distributions paid	$12,940,974	$15,480,431

As of July 31, 2011, the components of accumulated earnings on a tax basis were as follows:

Undistributed ordinary income — net	$237,720
Other book/tax temporary differences(a)	(1,204,129)
Unrealized appreciation (depreciation)(b)	(3,574,836)
Total accumulated earnings (losses) — net	$(4,541,245)

(a)

Other book/tax temporary differences are attributable primarily to the tax deferral of losses on straddles, the realization for tax purposes of unrealized losses on certain futures contracts , the deferral of post-October capital losses for tax purposes, differences between book/tax accrual of interest income on securities in default and book/tax differences in the timing of the deductibility of various expenses.

(b)

The difference between book-basis and tax-basis unrealized appreciation (depreciation) is attributable primarily to the tax deferral of losses on wash sales and the difference between book and tax amortization methods for premiums on fixed income securities.

9. Legal matters

Beginning in May 2004, class action lawsuits alleging violations of the federal securities laws were filed against Citigroup Global Markets Inc. (“CGM”), a former distributor of the Fund, and other affiliated funds (collectively, the “Funds”) and a number of its then affiliates, including Smith Barney Fund Management LLC (“SBFM”) and Salomon Brothers Asset Management Inc. (“SBAM”), which were then investment adviser or manager to certain of the Funds (the “Managers”), substantially all of the mutual funds then managed by the Managers (the “Defendant Funds”), and Board members of the Defendant Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Managers caused the Defendant Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Defendant Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Defendant Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	61

damages, rescission of the Defendant Funds’ contracts with the Managers, recovery of all fees paid to the Managers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. On May 27, 2005, all of the Defendants filed motions to dismiss the Complaint. On July 26, 2006, the court issued a decision and order (1) finding that plaintiffs lacked standing to sue on behalf of the shareholders of the Funds in which none of the plaintiffs had invested and dismissing those Funds from the case (although stating that they could be brought back into the case if standing as to them could be established), and (2) other than one stayed claim, dismissing all of the causes of action against the remaining Defendants, with prejudice, except for the cause of action under Section 36(b) of the 1940 Act, which the court granted plaintiffs leave to replead as a derivative claim.

On October 16, 2006, plaintiffs filed their Second Consolidated Amended Complaint (“Second Amended Complaint”) which alleges derivative claims on behalf of nine funds identified in the Second Amended Complaint, under Section 36(b) of the 1940 Act, against Citigroup Asset Management, SBAM and SBFM as investment advisers to the identified funds, as well as CGM as a distributor for the identified funds (collectively, the “Second Amended Complaint Defendants”). The Fund was not identified in the Second Amended Complaint. The Second Amended Complaint alleges no claims against any of the funds or any of their Board Members. Under Section 36(b), the Second Amended Complaint alleges similar facts and seeks similar relief against the Second Amended Complaint Defendants as the Complaint.

On December 3, 2007, the court granted the Defendants’ motion to dismiss, with prejudice. On January 2, 2008, the plaintiffs filed a notice of appeal to the Second Circuit Court of Appeals. The appeal was fully briefed and oral argument before the U.S. Court of Appeals for the Second Circuit took place on March 5, 2009. On June 9, 2011, the Court of Appeals issued a Summary Order affirming the District Court’s dismissal of all claims with the exception of Plaintiffs’ Section 36(b) claim as it relates to Transfer Agent fees paid to an affiliate of the Managers. The case has been remanded to the District Court for further proceedings in accordance with the Summary Order.

Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed in the future.

10. Other matters

On or about May 30, 2006, John Halebian, a purported shareholder of Western Asset New York Tax Free Money Market Fund (prior to May 31, 2010, the Fund was known as Western Asset / CitiSM New York Tax Free Reserves, and prior to June 1, 2009, as CitiSM New York Tax Free Reserves), a series of Legg Mason Partners Money Market Trust, formerly a series of CitiFunds Trust III (the “Subject Trust”), filed a complaint in the United States District Court for the Southern District of New York against the independent trustees of the Subject Trust (Elliott J. Berv, Donald M. Carlton, A. Benton Cocanougher, Mark T. Finn, Stephen Randolph Gross, Diana R. Harrington, Susan B. Kerley, Alan G. Merten and R. Richardson Pettit).

62	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Notes to financial statements (cont’d)

The Subject Trust is also named in the complaint as a nominal defendant. The complaint alleges both a derivative claim on behalf of the Subject Trust and class claims on behalf of a putative class of shareholders of the Subject Trust in connection with the 2005 sale of Citigroup’s asset management business to Legg Mason and the related approval of new investment advisory agreements by the trustees and shareholders. In the derivative claim, the plaintiff alleges, among other things, that the independent trustees breached their fiduciary duty to the Subject Trust and its shareholders by failing to negotiate lower fees or seek competing bids from other qualified investment advisers in connection with Citigroup’s sale to Legg Mason (the “Derivative Claim”). In the claims brought on behalf of the putative class of shareholders, the plaintiff alleges that the independent trustees violated the proxy solicitation requirements of the 1940 Act, and breached their fiduciary duty to shareholders, by virtue of the voting procedures, including “echo voting,” used to obtain approval of the new investment advisory agreements and statements made in a proxy statement regarding those voting procedures (the “Putative Class Claims”). The plaintiff alleges that the proxy statement was misleading because it failed to disclose that the voting procedures violated the 1940 Act. The relief sought includes an award of damages, rescission of the advisory agreement, and an award of costs and attorney fees.

In advance of filing the complaint, Mr. Halebian’s lawyers made written demand for relief on the Board of the Subject Trust, and the Board’s independent trustees formed a demand review committee to investigate the matters raised in the demand, and subsequently in the complaint, and recommend a course of action to the Board.

The committee, after a thorough review, determined that the independent trustees did not breach their fiduciary duties as alleged by Mr. Halebian, and that the action demanded by Mr. Halebian would not be in the best interests of the Subject Trust. The Board of the Subject Trust (the trustee who is an “interested person” of the Subject Trust, within the meaning of the 1940 Act, having recused himself from the matter), after receiving and considering the committee’s report and based upon the findings of the committee, subsequently also determined and, adopting the recommendation of the committee, directed counsel to move to dismiss Mr. Halebian’s complaint. A motion to dismiss was filed on October 23, 2006. Opposition papers were filed on or about December 7, 2006. The complaint was dismissed on July 31, 2007. Mr. Halebian filed an appeal in the U.S. Court of Appeals for the Second Circuit. On December 29, 2009, the U.S. Court of Appeals for the Second Circuit reserved judgment after determining that the propriety of the district court’s dismissal depended upon an unsettled question of Massachusetts state law regarding the statute governing derivative proceedings was better addressed by a Massachusetts court and certified the question to the Massachusetts Supreme Judicial Court.

On August 23, 2010, the Massachusetts Supreme Judicial Court answered the certified question, concluding that a derivative action must be dismissed under applicable state law following a corporation’s independent determination, made in good faith and after reasonable inquiry, that maintenance of the derivative proceeding is

Legg Mason Western Asset Core Bond Fund 2011 Annual Report	63

not in the best interests of the corporation, regardless whether the derivative complaint has been filed before or after the corporation’s rejection of the shareholder’s demand.

On May 6, 2011, the U.S. Court of Appeals for the Second Circuit affirmed the district court’s dismissal of the Putative Class Claims. With regard to the Derivative Claim, to which the certified question related and as to which the district court granted a motion to dismiss, the Second Circuit vacated the district court’s judgment and remanded with instructions to the court to convert the motion to dismiss to a motion for summary judgment, and to rule on that motion, after further discovery should the court determine that such further discovery is warranted.

11. Other tax information

On December 22, 2010, President Obama signed into law the Regulated Investment Company Modernization Act of 2010 (the “Act”). The Act updates certain tax rules applicable to regulated investment companies (“RICs”). The various provisions of the Act will generally be effective for RICs with taxable years beginning after December 22, 2010. Additional information regarding the impact of the Act on the Fund, if any, will be contained within the relevant sections of the notes to the financial statements for the fiscal year ending July 31, 2012.

64	Legg Mason Western Asset Core Bond Fund 2011 Annual Report

Report of independent registered public accounting firm

The Board of Trustees and Shareholders

Legg Mason Partners Income Trust:

We have audited the accompanying statement of assets and liabilities of Legg Mason Western Asset Core Bond Fund, a series of Legg Mason Partners Income Trust, including the schedule of investments, as of July 31, 2011, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 2011, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Legg Mason Western Asset Core Bond Fund as of July 31, 2011, the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

New York, New York

September 16, 2011

Legg Mason Western Asset Core Bond Fund	65

Additional information (unaudited)

Information about Trustees and Officers

The business and affairs of Legg Mason Western Asset Core Bond Fund (the “Fund”) are conducted by management under the supervision and subject to the direction of its Board of Trustees. The business address of each Trustee is c/o R. Jay Gerken, 620 Eighth Avenue, New York, New York 10018. Information pertaining to the Trustees and officers of the Fund is set forth below.

The Statement of Additional Information includes additional information about Trustees and is available, without charge, upon request by calling the Fund at 1-877-721-1926.

Independent Trustees†:
Elliott J. Berv
Year of birth	1943
Position(s) with Trust	Trustee
Term of office[1] and length of time served[2]	Since 1989
Principal occupation(s) during past five years	President and Chief Executive Officer, Catalyst (consulting) (since 1984); formerly, Chief Executive Officer, Rocket City Enterprises (media) (2000 to 2005)
Number of funds in fund complex overseen by Trustee	54
Other board memberships held by Trustee during past five years	World Affairs Council (since 2009); formerly, Board Member, American Identity Corp. (doing business as Morpheus Technologies) (biometric information management) (2001 to 2008); formerly, Director, Lapoint Industries (industrial filter company) (2002 to 2007); formerly, Director, Alzheimer’s Association (New England Chapter) (1998 to 2008)
A. Benton Cocanougher
Year of birth	1938
Position(s) with Trust	Trustee
Term of office[1] and length of time served[2]	Since 1991
Principal occupation(s) during past five years	Retired; Dean Emeritus and Professor Emeritus, Texas A&M University (since 2008); Interim Dean, George Bush School of Government and Public Service, Texas A&M University (2009 to 2010); A.P. Wiley Professor, Texas A&M University (2001 to 2008); Interim Chancellor, Texas A&M University System (2003 to 2004); Dean of the Mays Business School, Texas A&M University (1987 to 2001)
Number of funds in fund complex overseen by Trustee	54
Other board memberships held by Trustee during past five years	Formerly, Director, First American Bank, Texas (1994 to 1999); formerly, Director, Randle Foods, Inc. (1991 to 1999); formerly, Director, Petrolon, Inc. (engine lubrication products) (1991 to 1994)

66	Legg Mason Western Asset Core Bond Fund

Additional information (unaudited) (cont’d)

Information about Trustees and Officers

Independent Trustees cont’d
Jane F. Dasher
Year of birth	1949
Position(s) with Trust	Trustee
Term of office[1] and length of time served[2]	Since 1999
Principal occupation(s) during past five years	Chief Financial Officer, Korsant Partners, LLC (a family investment company) (since 1997)
Number of funds in fund complex overseen by Trustee	54
Other board memberships held by Trustee during past five years	None
Mark T. Finn
Year of birth	1943
Position(s) with Trust	Trustee
Term of office[1] and length of time served[2]	Since 1989
Principal occupation(s) during past five years	Adjunct Professor, College of William & Mary (since 2002); Chairman, Chief Executive Officer and Owner, Vantage Consulting Group, Inc. (investment management) (since 1988); Principal/Member, Balvan Partners (investment management) (2002 to 2009)
Number of funds in fund complex overseen by Trustee	54
Other board memberships held by Trustee during past five years	None
Rainer Greeven
Year of birth	1936
Position(s) with Trust	Trustee
Term of office[1] and length of time served[2]	Since 1994
Principal occupation(s) during past five years	Attorney, Rainer Greeven PC (since 1998); President and Director, 62nd Street East Corporation (real estate) (since 2002)
Number of funds in fund complex overseen by Trustee	54
Other board memberships held by Trustee during past five years	Avica, Ltd (industrial and real estate holding) (since 2002)
Stephen R. Gross
Year of birth	1947
Position(s) with Trust	Trustee
Term of office[1] and length of time served[2]	Since 1986
Principal occupation(s) during past five years	Chairman, HLB Gross Collins, P.C. (accounting and consulting firm) (since 1974); Executive Director of Business Builders Team, LLC (since 2005); formerly, Managing Director, Fountainhead Ventures, L.L.C. (technology accelerator) (1998 to 2003)
Number of funds in fund complex overseen by Trustee	54
Other board memberships held by Trustee during past five years	Director, Andersen Calhoun (assisted living) (since 1987); formerly, Director, United Telesis, Inc. (telecommunications) (1997 to 2002); formerly, Director, ebank Financial Services, Inc. (1997 to 2004)

Legg Mason Western Asset Core Bond Fund	67

Independent Trustees cont’d
Richard E. Hanson, Jr.
Year of birth	1941
Position(s) with Trust	Trustee
Term of office[1] and length of time served[2]	Since 1985
Principal occupation(s) during past five years	Retired; formerly Headmaster, The New Atlanta Jewish Community High School, Atlanta, Georgia (1996 to 2000)
Number of funds in fund complex overseen by Trustee	54
Other board memberships held by Trustee during past five years	None
Diana R. Harrington
Year of birth	1940
Position(s) with Trust	Trustee
Term of office[1] and length of time served[2]	Since 1992
Principal occupation(s) during past five years	Babson Distinguished Professor of Finance, Babson College (since 1992)
Number of funds in fund complex overseen by Trustee	54
Other board memberships held by Trustee during past five years	None
Susan M. Heilbron
Year of birth	1945
Position(s) with Trust	Trustee
Term of office[1] and length of time served[2]	Since 1994
Principal occupation(s) during past five years	Retired; formerly, President, Lacey & Heilbron (communications consulting) (1990 to 2002); formerly, General Counsel and Executive Vice President, The Trump Organization (1986 to 1990); formerly, Senior Vice President, New York State Urban Development Corporation (1984 to 1986)
Number of funds in fund complex overseen by Trustee	54
Other board memberships held by Trustee during past five years	Formerly, Director, Lincoln Savings Bank, FSB (1991 to 1994); formerly, Director, Trump Shuttle, Inc. (air transportation) (1989 to 1990); formerly, Director, Alexander’s Inc. (department store) (1987 to 1990)
Susan B. Kerley
Year of birth	1951
Position(s) with Trust	Trustee
Term of office[1] and length of time served[2]	Since 1992
Principal occupation(s) during past five years	Investment Consulting Partner, Strategic Management Advisors, LLC (investment consulting) (since 1990)
Number of funds in fund complex overseen by Trustee	54
Other board memberships held by Trustee during past five years	Director and Trustee (since 1990) and Chairman (since 2005) of various series of MainStay Family of Funds (66 funds)

68	Legg Mason Western Asset Core Bond Fund

Additional information (unaudited) (cont’d)

Information about Trustees and Officers

Independent Trustees cont’d
Alan G. Merten
Year of birth	1941
Position(s) with Trust	Trustee
Term of office[1] and length of time served[2]	Since 1990
Principal occupation(s) during past five years	President, George Mason University (since 1996)
Number of funds in fund complex overseen by Trustee	54
Other board memberships held by Trustee during past five years	Director, Cardinal Financial Corporation (since 2006); Trustee, First Potomac Realty Trust (since 2005); formerly, Director, Xybernaut Corporation (information technology) (2004 to 2006); formerly, Director, Digital Net Holdings, Inc. (2003 to 2004); formerly, Director, Comshare, Inc. (information technology) (1985 to 2003)
R. Richardson Pettit
Year of birth	1942
Position(s) with Trust	Trustee
Term of office[1] and length of time served[2]	Since 1990
Principal occupation(s) during past five years	Retired; formerly, Duncan Professor of Finance, University of Houston (1977 to 2006); previous academic or management positions include: University of Washington, University of Pennsylvania and Purdue University
Number of funds in fund complex overseen by Trustee	54
Other board memberships held by Trustee during past five years	None
Interested Trustee and Officer:
R. Jay Gerken, CFA[3]
Year of birth	1951
Position(s) with Trust	Trustee, President, Chairman and Chief Executive Officer
Term of office[1] and length of time served[2]	Since 2002
Principal occupation(s) during past five years	Managing Director of Legg Mason & Co., LLC (“Legg Mason & Co.”) (since 2005); Officer and Trustee/Director of 155 funds associated with Legg Mason Partners Fund Advisor, LLC (“LMPFA”) or its affiliates (since 2006) and Legg Mason & Co. predecessors (prior to 2006); President and Chief Executive Officer (“CEO”) of LMPFA (since 2006); President and CEO of Smith Barney Fund Management LLC (“SBFM”) and Citi Fund Management, Inc. (“CFM”) (formerly registered investment advisers) (since 2002); formerly, Chairman, President and CEO, Travelers Investment Adviser Inc. (prior to 2005)
Number of funds in fund complex overseen by Trustee	155
Other board memberships held by Trustee during past five years	Former Trustee, Consulting Group Capital Markets Funds (11 funds) (prior to 2006)

Legg Mason Western Asset Core Bond Fund	69

Additional Officers:
Ted P. Becker Legg Mason 620 Eighth Avenue, New York, NY 10018
Year of birth	1951
Position(s) with Trust	Chief Compliance Officer
Term of office[1] and length of time served[2]	Since 2007
Principal occupation(s) during past five years	Director of Global Compliance at Legg Mason (since 2006); Chief Compliance Officer of LMPFA (since 2006); Managing Director of Compliance of Legg Mason & Co. (since 2005); Chief Compliance Officer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2006) and Legg Mason & Co. predecessors (prior to 2006)
Vanessa A. Williams Legg Mason 100 First Stamford Place, Stamford, CT 06902
Year of birth	1979
Position(s) with Trust	Chief Anti-Money Laundering Compliance Officer and Identity Theft Prevention Officer
Term of office[1] and length of time served[2]	Since 2011
Principal occupation(s) during past five years	Identity Theft Prevention Officer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2011); Chief Anti-Money Laundering Compliance Officer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2011); formerly, Assistant Vice President and Senior Compliance Officer of Legg Mason & Co. (2008-2011); formerly, Compliance Analyst of Legg Mason & Co. (2006 to 2008) and Legg Mason & Co. predecessors (prior to 2006)
Robert I. Frenkel Legg Mason 100 First Stamford Place, Stamford, CT 06902
Year of birth	1954
Position(s) with Trust	Secretary and Chief Legal Officer
Term of office[1] and length of time served[2]	Since 2007
Principal occupation(s) during past five years	Vice President and Deputy General Counsel of Legg Mason (since 2006); Managing Director and General Counsel of Global Mutual Funds for Legg Mason & Co. (since 2006) and Legg Mason & Co. predecessors (since 1994); Secretary and Chief Legal Officer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2006) and Legg Mason & Co. predecessors (prior to 2006)

70	Legg Mason Western Asset Core Bond Fund

Additional information (unaudited) (cont’d)

Information about Trustees and Officers

Additional Officers cont’d
Thomas C. Mandia Legg Mason 100 First Stamford Place, Stamford, CT 06902
Year of birth	1962
Position(s) with Trust	Assistant Secretary
Term of office[1] and length of time served[2]	Since 2007
Principal occupation(s) during past five years	Managing Director and Deputy General Counsel of Legg Mason & Co. (since 2005) and Legg Mason & Co. predecessors (prior to 2005); Secretary of LMPFA (since 2006); Assistant Secretary of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2006) and Legg Mason & Co. predecessors (prior to 2006); Secretary to SBFM and CFM (since 2002)
Kaprel Ozsolak Legg Mason 55 Water Street, New York, NY 10041
Year of birth	1965
Position(s) with Trust	Chief Financial Officer
Term of office[1] and length of time served[2]	Since 2010
Principal occupation(s) during past five years	Director of Legg Mason & Co. (since 2005); Chief Financial Officer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2010) and Legg Mason & Co. predecessors (prior to 2005); formerly, Treasurer of certain mutual funds associated with Legg Mason & Co. or its affiliates (prior to 2010) and Legg Mason & Co. predecessors (prior to 2005); formerly, Controller of certain mutual funds associated with Legg Mason & Co. predecessors (prior to 2004)
Jeanne M. Kelly Legg Mason 620 Eighth Avenue, New York, NY 10018
Year of birth	1951
Position(s) with Trust	Senior Vice President
Term of office[1] and length of time served[2]	Since 2007
Principal occupation(s) during past five years	Senior Vice President of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2007); Senior Vice President of LMPFA (since 2006); Managing Director of Legg Mason & Co. (since 2005) and Legg Mason & Co. predecessors (prior to 2005)

†	Trustees who are not “interested persons” of the Fund within the meaning of section 2(a)(19) of the 1940 Act.

[1]	Each Trustee and officer serves until his or her respective successor has been duly elected and qualified or until his or her earlier death, resignation, retirement or removal.

[2]	Indicates the earliest year in which the Trustee became a board member for a fund in the Legg Mason fund complex or the officer took such office.

[3]	Mr. Gerken is an “interested person” of the Fund, as defined in the 1940 Act, because of his position with LMPFA and/or certain of its affiliates.

Legg Mason Western Asset Core Bond Fund	71

Important tax information (unaudited)

The following information is provided with respect to the distributions paid during the taxable year ended July 31, 2011:

Record Date:	Daily	Daily
Payable Date:	August 2010 through December 2010	January 2011 through July 2011
Interest from Federal Obligations	13.79%	16.86%

The law varies in each state as to whether and what percentage of dividend income attributable to Federal obligations is exempt from state income tax. We recommend that you consult with your tax adviser to determine if any portion of the dividends you received is exempt from state income taxes.

Please retain this information for your records.

Legg Mason Western Asset

Core Bond Fund

Trustees

Elliott J. Berv

A. Benton Cocanougher

Jane F. Dasher

Mark T. Finn

R. Jay Gerken, CFA Chairman

Rainer Greeven

Stephen R. Gross

Richard E. Hanson, Jr.

Diana R. Harrington

Susan M. Heilbron

Susan B. Kerley

Alan G. Merten

R. Richardson Pettit

Investment manager

Legg Mason Partners Fund Advisor, LLC

Subadviser

Western Asset Management Company

Distributor

Legg Mason Investor Services, LLC

Custodian

State Street Bank and Trust Company

Co-transfer agents

Boston Financial Data Services, Inc.

2000 Crown Colony Drive

Quincy, MA 02169

BNY Mellon Asset Servicing

4400 Computer Drive

Westborough, MA 01581

Independent registered public accounting firm

KPMG LLP

345 Park Avenue

New York, NY 10154

Legg Mason Western Asset Core Bond Fund

The Fund is a separate investment series of Legg Mason Partners Income Trust, a Maryland statutory trust.

Legg Mason Western Asset Core Bond Fund

Legg Mason Funds

55 Water Street

New York, NY 10041

The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (“SEC”) for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s website at www.sec.gov. The Fund’s Forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q, shareholders can call the Fund at 1-877-721-1926.

Information on how the Fund voted proxies relating to portfolio securities during the prior 12-month period ended June 30th of each year and a description of the policies and procedures that the Fund uses to determine how to vote proxies related to portfolio transactions are available (1) without charge, upon request, by calling the Fund at 1-877-721-1926, (2) on the Fund’s website at www.leggmason.com/individualinvestors and (3) on the SEC’s website at www.sec.gov.

This report is submitted for the general information of the shareholders of Legg Mason Western Asset Core Bond Fund. This report is not authorized for distribution to prospective investors in the Fund unless preceded or accompanied by a current prospectus.

Investors should consider the Fund’s investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other important information about the Fund. Please read the prospectus carefully before investing.

www.leggmason.com/individualinvestors

©2011 Legg Mason Investor Services, LLC

Member FINRA, SIPC

Legg Mason Funds Privacy and Security Notice

Your Privacy and the Security of Your Personal Information is Very Important to the Legg Mason Funds

This Privacy and Security Notice (the “Privacy Notice”) addresses the Legg Mason Funds’ privacy and data protection practices with respect to nonpublic personal information the Funds receive. The Legg Mason Funds include any funds sold by the Funds’ distributor, Legg Mason Investor Services, LLC, as well as Legg Mason-sponsored closed-end funds and certain closed-end funds managed or sub-advised by Legg Mason or its affiliates. The provisions of this Privacy Notice apply to your information both while you are a shareholder and after you are no longer invested with the Funds.

The Type of Nonpublic Personal Information the Funds Collect About You

The Funds collect and maintain nonpublic personal information about you in connection with your shareholder account. Such information may include, but is not limited to:

•	Personal information included on applications or other forms;
•	Account balances, transactions, and mutual fund holdings and positions;
•	Online account access user IDs, passwords, security challenge question responses; and
•	Information received from consumer reporting agencies regarding credit history and creditworthiness (such as the amount of an individual’s total debt, payment history, etc.).

How the Funds Use Nonpublic Personal Information About You

The Funds do not sell or share your nonpublic personal information with third parties or with affiliates for their marketing purposes, or with other financial institutions or affiliates for joint marketing purposes, unless you have authorized the Funds to do so. The Funds do not disclose any nonpublic personal information about you except as may be required to perform transactions or services you have authorized or as permitted or required by law. The Funds may disclose information about you to:

•	Employees, agents, and affiliates on a “need to know” basis to enable the Funds to conduct ordinary business or comply with obligations to government regulators;
•

Service providers, including the Funds’ affiliates, who assist the Funds as part of the ordinary course of business (such as printing, mailing services, or processing or servicing your account with us) or otherwise perform services on the Funds’ behalf, including companies that may perform marketing services solely for the Funds;

•	The Funds’ representatives such as legal counsel, accountants and auditors; and
•	Fiduciaries or representatives acting on your behalf, such as an IRA custodian or trustee of a grantor trust.

NOT PART OF THE ANNUAL REPORT

Legg Mason Funds Privacy and Security Notice (cont’d)

Except as otherwise permitted by applicable law, companies acting on the Funds’ behalf are contractually obligated to keep nonpublic personal information the Funds provide to them confidential and to use the information the Funds share only to provide the services the Funds ask them to perform.

The Funds may disclose nonpublic personal information about you when necessary to enforce their rights or protect against fraud, or as permitted or required by applicable law, such as in connection with a law enforcement or regulatory request, subpoena, or similar legal process. In the event of a corporate action or in the event a Fund service provider changes, the Funds may be required to disclose your nonpublic personal information to third parties. While it is the Funds’ practice to obtain protections for disclosed information in these types of transactions, the Funds cannot guarantee their privacy policy will remain unchanged.

Keeping You Informed of the Funds’ Privacy and Security Practices

The Funds will notify you annually of their privacy policy as required by federal law. While the Funds reserve the right to modify this policy at any time they will notify you promptly if this privacy policy changes.

The Funds’ Security Practices

The Funds maintain appropriate physical, electronic and procedural safeguards designed to guard your nonpublic personal information. The Funds’ internal data security policies restrict access to your nonpublic personal information to authorized employees, who may use your nonpublic personal information for Fund business purposes only.

Although the Funds strive to protect your nonpublic personal information, they cannot ensure or warrant the security of any information you provide or transmit to them, and you do so at your own risk. In the event of a breach of the confidentiality or security of your nonpublic personal information, the Funds will attempt to notify you as necessary so you can take appropriate protective steps. If you have consented to the Funds using electronic communications or electronic delivery of statements, they may notify you under such circumstances using the most current email address you have on record with them.

In order for the Funds to provide effective service to you, keeping your account information accurate is very important. If you believe that your account information is incomplete, not accurate or not current, or if you have questions about the Funds’ privacy practices, write the Funds using the contact information on your account statements, email the Funds by clicking on the Contact Us section of the Funds’ website at www.leggmason.com, or contact the Fund at 1-877-721-1926.

Revised April 2011

NOT PART OF THE ANNUAL REPORT

www.leggmason.com/individualinvestors

©2011 Legg Mason Investor Services, LLC Member FINRA, SIPC

FD1539 9/11 SR11-1472